UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Sterling Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2007

www.sterlingfi.com

Dear Sterling Shareholder:

Sterling Financial Corporation’s 2007 Annual Meeting of Shareholders will be held on Tuesday, May 8, 2007, at the Lancaster Host Resort & Conference Center, 2300 Lincoln Highway East (Route 30) in Lancaster, Pennsylvania in the ballroom. I hope you will join us for this important occasion.  We will host a breakfast for shareholders beginning at 8:00 a.m., and the business meeting will begin promptly at 9:00 a.m.

At the Annual Meeting we will review the Sterling’s activities in 2006, as well as our plans for Focus, Execution and Performance in 2007. Details of the formal business to be conducted and the matters to be considered at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend personally. We urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid envelope.  Or, you may vote using the Internet or touch-tone telephone, as an alternative to mailing the traditional proxy card.  Please see “How to Vote” in the Proxy Statement for further details.

You are, of course, welcome to attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted using the Internet or telephone.

On behalf of the Board of Directors and the Management of Sterling Financial Corporation, I extend our appreciation for your continued confidence and support.

Sincerely,

Glenn R. Walz,
Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

STERLING FINANCIAL CORPORATION (“Sterling”) will hold its 2007 Annual Meeting of Shareholders at the Lancaster Host Resort & Conference Center, 2300 Lincoln Highway East, Lancaster, Pennsylvania at 9:00 a.m. on Tuesday, May 8, 2007.  Shareholders will vote on the following proposals and matters:

1.                To elect five (5) Class of 2010 Directors of the Corporation to serve for a three-year term and until their successors are elected and qualified;

2.                To ratify the selection of Ernst & Young LLP as the Corporation’s independent auditors for the year ending December 31, 2007; and

3.                To transact such other business, if any, as may properly come before the Annual Meeting or any adjournments thereof, and that the officers of the Corporation be, and they hereby are, authorized to take all such further action to effectuate the purposes and intentions of this resolution.

Only shareholders who were record owners of Sterling common stock at the close of business on February 28, 2007, may attend and vote at the meeting.

Regardless of the number of shares that you own, it is important that your shares be represented at the meeting. You are encouraged to take advantage of the easy and cost-effective Internet and telephone voting that Sterling offers. Please see page 1 of the Proxy Statement for Internet and telephone voting instructions. You may also vote by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope as soon as possible.

You are cordially invited to attend the meeting.

By Order of the Board of Directors,

JEAN SVOBODA
Vice President, General Counsel
and Corporate Secretary

Lancaster, Pennsylvania
April 2, 2007

i

PROXY STATEMENT
Dated and to be mailed on or about April 2, 2007

Sterling Financial Corporation
101 North Pointe Blvd
Lancaster, PA  17601

ii

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Sterling Financial Corporation (“Sterling”) on May 8, 2007, and any adjournment thereof. Sterling’s 2006 Annual Report and Form 10-K for the fiscal year ended December 31, 2006 are being delivered along with this Notice and Proxy Statement, but are not incorporated as part of the Proxy Statement and are not to be considered part of the proxy solicitation material. These materials are being sent to shareholders on or about April 2, 2007.

Proxies and Voting Procedures

Sterling’s Board of Directors is soliciting proxies so that every shareholder will have an opportunity to vote at the meeting, whether or not the shareholder attends the meeting in person. You are being asked to vote on two proposals:

1.               To elect five (5) Class of 2010 Directors of Sterling to serve for a three-year term and until their successors are elected and qualified; and

2.               To ratify the selection of Ernst & Young LLP as Sterling’s independent auditors for the year ending December 31, 2007.

The Board of Directors recommends you vote “FOR” all director nominees, and “FOR” the ratification of Ernst & Young.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

How to Vote

You may vote in one of four ways:

•       Vote Over the Internet

If your shares are held in the name of a broker, bank or other nominee: Vote your Sterling shares over the Internet by accessing the website listed on the proxy card you received from your broker, bank, or other nominee and follow the instructions. You will need the control number that appears on your proxy card when you access the web page.

If your shares are registered in your name: Vote your Sterling shares over the Internet by accessing the website at www.voteproxy.com and follow the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

•       Vote by Telephone (Touch-Tone Phone Only)

If your shares are held in the name of a broker, bank, or other nominee: Vote your Sterling shares over the telephone by following the telephone voting instructions provided on the proxy card you received from your broker, bank or other nominee. You will need the control number that appears on your proxy card when you call.

If your shares are registered in your name: Vote your Sterling shares over the telephone by accessing the telephone voting system toll-free at 1-800-PROXIES (1-800-776-9437) and follow the telephone voting instructions. You will need the control number that appears on your proxy card when you call.

Based on your Internet or telephone voting, the proxy holders will vote your shares according to your direction.

•       Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should present your signed proxy card at the meeting and be prepared to show proper identification.

•       Vote by Ballot at the Meeting

You may also attend the meeting and vote by a ballot that you will receive at the meeting.

Sterling 401(k) Retirement Plan Participants

If you are a Sterling employee who, as of the record date, holds shares of Sterling common stock in your 401(k) account, you are entitled to give voting instructions on those shares allocated to your account to Sterling Financial Trust Company, the Trustee of the 401(k) Plan. You will receive a separate voting instruction card for these shares. The Trustee will vote your shares as you direct. If you do not provide voting instructions to the Trustee by the voting deadline, the Trustee will vote your allocated shares on the same proportional basis as the shares that are directed by Plan participants. If a matter arises at the meeting, or such other time, that affords no practical means for securing participant direction, the Trustee will vote the shares in accordance with the recommendations of the Board of Directors of Sterling Financial Corporation, unless to do so would be a breach of the Trustee’s fiduciary duty. To allow sufficient time for voting by the Trustee of the Plan, your voting instructions, whether by proxy, telephone or Internet, must be received by 5:00 p.m. on May 4, 2007.

If You Change Your Mind after Submitting Your Proxy

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to the Corporate Secretary at Sterling Financial Corporation, 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the meeting and have notified the Corporate Secretary that you wish to revoke your previous proxy, you may vote by ballot, which will cancel your previous proxy vote.

Shareholders Entitled to Vote

Shareholders who were record holders of Sterling’s stock at the close of business on Wednesday, February 28, 2007, may vote at the meeting. On February 28, 2007, there were 29,700,782 shares of Sterling’s common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Quorum

In order to hold the Annual Meeting, a majority of shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

Abstentions (a proxy that withholds authority to vote) are counted as negative votes in the tabulation of the votes on the proposals presented to shareholders. Broker non-votes are disregarded for purposes of determining whether a proposal has been approved.

Banks, brokers, or other nominees may votes shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

The two matters before the meeting this year—the election of directors and the ratification of the independent registered public accounting firm—are deemed “routine” matters, which means that if your shares are held in street name, your bank, broker, or other nominee can vote your shares on those proposals if you do not provide timely instructions for voting your shares.

Required Vote

Each share is entitled to one vote on all matters submitted to a vote of the shareholders.

Election of Directors

A plurality of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for the election of directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our meeting, the maximum number of Class of 2010 directors to be elected is five. Shareholders are not entitled to cumulate votes for the election of directors.

Ratification of Appointment of Independent Auditors

A majority of the votes cast must vote “FOR” the proposal in order for Ernst & Young LLP to be ratified as the independent auditors.

Proposal	Vote Required	Broker Discretionary Voting Permitted?
Election of Directors	Plurality	Yes
Ratification of Ernst & Young	Majority	Yes

Other Matters

The proxy confers discretionary authority with respect to any other business which may properly come before the meeting. The Board knows of no other matter to be presented at the meeting. If any matters not included in this proxy statement properly come before the meeting, it is the intention of the persons named as proxies to vote the shares to which the proxies relate in accordance with the recommendations of the Board of Directors.

Tabulation of Votes

American Stock Transfer and Trust Company, Sterling’s transfer agent and registrar, will tabulate the votes.

Householding Information

Any shareholder may obtain a copy of Sterling’s Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Investor Relations, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601 or by calling Sterling’s Finance Department at (717) 735-4547. The Form 10-K, as filed with the SEC, is posted on Sterling’s website at www.sterlingfi.com, select “Investor Relations”, then select “News and Media”, and then select “Documents.”

Pursuant to Securities and Exchange Commission rules, Sterling sends a single proxy statement and annual report to multiple shareholders who share the same address and who have the same last name, unless we receive instructions to the contrary from one or more of the shareholders. This method of delivery is known as “householding.”  Upon written or oral request, a separate copy of the annual report and/or proxy statement, as applicable, will be delivered promptly to a shareholder at a shared address to which a single copy of the documents was previously delivered or, if you wish to receive a separate proxy statement and/or annual report in the future, please call Shareholder Relations at (717) 735-4066 or send a written request to Shareholder Relations, Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601. If you are receiving multiple copies of the proxy statement and annual report and want to request that you receive only one copy in the future, please notify Shareholder Relations at the address/phone number provided above.

Cost of Proxy Solicitation

Sterling will pay the cost of preparing, assembling, and delivering the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers, and employees of Sterling may solicit proxies in person or by telephone without additional compensation. Sterling will reimburse brokerage houses, banks and other nominees for their expenses in forwarding proxy materials to beneficial owners of Sterling’s stock.

2008 Shareholder Proposals

Any shareholder who wishes to present a proposal at the 2008 Annual Meeting must deliver the proposal to the Corporate Secretary at Sterling Financial Corporation, 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520, not later than December 4, 2007, if the proposal is submitted for inclusion in our proxy materials for the 2008 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

All proposals should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission and the laws of the Commonwealth of Pennsylvania. The Corporate Secretary must be notified in writing of the proposal(s) by December 4, 2007 and the following information must be provided for each matter to be brought before the meeting:

•        a brief description of the business and the reason for bringing it to the meeting;

•        the shareholder’s name and record address;

•        the number of shares of Sterling stock that the shareholder owns; and

•        any material interest (such as financial or personal interest) that the shareholder has in the matter.

CORPORATE GOVERNANCE

In accordance with the laws of the Commonwealth of Pennsylvania and Sterling’s Articles of Incorporation and Bylaws, Sterling’s business, property and affairs are managed under the direction of the Board of Directors. The Board of Directors is kept informed of the company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Governance Principles

Sterling’s Board believes that a commitment to good governance enhances long-term shareholder value and extends beyond compliance with applicable requirements. It means adhering to the highest standards of ethics and integrity. To that end, the Board has adopted a number of policies and processes to ensure effective and responsive governance of the Board and of Sterling. Sterling’s key governance documents are described below and most can be found on our website at www.sterlingfi.com. The Corporate Governance and Nominating Committee regularly reviews our governance policies and practices and updates them as appropriate or advisable, based upon Pennsylvania law, the rules and listing standards of the NASDAQ Stock Market, regulations promulgated by the Securities and Exchange Commission, as well as best practices and good business sense.

The Board of Directors adheres to governance principles that provide the framework for the oversight of Sterling’s business and operations. The governance principles cover topics including Board and committee composition, director compensation, director conflicts, director independence, director nominations, director education, and Board and committee evaluation.

Board Independence

The Board believes, and NASDAQ rules require, that a majority of the Board of Directors should be independent directors. The Board believes that there should be no employee directors other than the

Chief Executive Officer on the Board. The members of the Audit Committee, Corporate Governance and Nominating Committee, and Management Development and Compensation Committee are all independent directors. Each of these committees operates pursuant to its charter and all are posted on our website at www.sterlingfi.com. To be considered “independent”, the Board must determine that the director does not have a “material relationship”, directly or indirectly, with Sterling. When making its determination regarding the independence of its members, the Board applied the applicable NASDAQ standards in addition to any other relevant facts and circumstances such as other commercial, banking, consulting, legal, accounting and familial relationships between the directors and Sterling, not only from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. Also considered was the frequency or regularity of the services or goods provided, whether the services or goods provided are being carried out at arm’s length in the ordinary course of business and whether the services or goods are being provided substantially on the same terms to Sterling as those prevailing at the time from unrelated parties for comparable transactions.

In addition, Audit Committee members are also subject to additional more stringent requirements. (See the description under the heading “Audit Committee”.)

Applying the NASDAQ criteria, including a review of each Director’s affiliations and relationships, the Board determined that, with the exception of Mr. Moyer, all of our Directors satisfy the independence criteria. Mr. Moyer does not satisfy the criteria because he is an employee Director.

Sterling and its subsidiaries have many relationships established in the ordinary course of business with organizations with which our Directors are affiliated, but which are not material to Sterling. (See the section entitled “Certain Relationships and Related Transactions”.)

Code of Ethics

Sterling’s Code of Ethics, which is applicable to all directors, officers and employees of Sterling and its affiliates, embodies Sterling’s principles and practices related to the ethical conduct of the company’s business and its commitment to honesty, integrity, fair dealing and compliance with all laws, rules and regulations affecting Sterling’s business. Annually, prior to the annual meeting of shareholders, each director and principal person must execute a certification indicating his/her compliance with the Code of Ethics. As an annual practice, the Corporate Governance and Nominating Committee reviews the Code of Ethics and, in 2005, recommended changes to the Code. On February 28, 2006, the Board adopted the Code of Ethics that was filed on Form 8-K with the SEC on February 28, 2006 and is posted on our website at www.sterlingfi.com. If we make any substantive amendments to the Code of Ethics or grant any waivers to our directors or executive officers, we will disclose the nature of such amendment or waiver on a Form 8-K.

Director Conflicts of Interest Policy

In 2005, as a corporate governance best practices measure, the Corporate Governance and Nominating Committee reviewed the process for how director conflicts of interest, actual or perceived, are reported, evaluated, and dealt with. As a result of this review, the Committee recommended the implementation of a Conflicts of Interest Policy for all Directors and the Board adopted such policy on February 28, 2006. The Director Conflicts of Interest Policy complements Sterling’s Code of Ethics and other existing Sterling policies. The Directors Conflicts of Interest Policy is posted on our website at www.sterlingfi.com.

Director Nomination Process

Pursuant to NASDAQ Rule 4350(c)(4) regarding nomination of directors, director nominees must be selected, or recommended for the Board’s selection, either by: (i) a majority of the independent directors, or (ii) a nominations committee comprised solely of independent directors.

The Corporate Governance and Nominating Committee is comprised solely of independent directors and oversees the director nomination process. The Committee considers director candidates from various sources and looks for candidates who possess a range of diverse experience, knowledge and business acumen. The Committee’s goal is to have a balanced, engaged and effective board whose members possess a shared vision and the skills and background necessary to ensure that shareholder value is maximized in a manner consistent with all legal requirements and the highest ethical standards.

Any shareholder of Sterling (including any director, officer or employee of Sterling or any subsidiary) who meets the share ownership requirement can recommend for consideration by the Corporate Governance and Nominating Committee, a director candidate, in accordance with Sterling’s Bylaws. The Committee will evaluate candidates recommended by shareholders on the same basis as candidates recommended by other persons.

Shareholders who wish to nominate a director candidate may do so by complying with the requirements of our Bylaws. Any shareholder nomination must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o the Corporate Secretary, Sterling Financial Corporation, 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520 by January 3, 2008 for consideration and inclusion in the 2008 proxy statement. Sterling’s Bylaws are posted on our website at www.sterlingfi.com or you may request a copy from the Corporate Secretary at the address set forth above.

Communication with the Board of Directors

Any shareholder who wishes to communicate with the Board of Directors may do so in writing through the Corporate Secretary of Sterling at 1097 Commercial Avenue, P.O. Box 38, East Petersburg, Pennsylvania 17520. Depending on the facts and circumstances outlined in the communication received, the communication will be forwarded to the Chairman of the appropriate Committee or to the Board. The Board or Committee will give serious attention to substantive written communications that are submitted by shareholders and will respond if and as appropriate.

Director Education and Annual Director Retreat

Sterling is committed to ensuring that its directors remain informed regarding corporate governance initiatives, emerging best practices, current regulatory matters, as well as industry specific issues. The Board Chairman and each Committee Chair can request specific education sessions for the entire Board or specialized education/training for a committee. Sterling’s Board fees include two days of director education per year, and directors are encouraged to attend relevant conferences. In addition, since 2002, the Board of Directors has held an annual Director Retreat. The Retreat has educational and strategic components. From the Retreat, the Board and each Committee develops its “scope of work” or goals and objectives that it will address during the ensuing year.

Board and Committee Evaluation Process

In 2004, the Corporate Governance and Nominating Committee led a self-assessment of the Board’s performance and of its contributions as a whole. This evaluation served as a valuable tool for governance changes implemented in 2005 and 2006. In addition, each of the Committees has implemented an annual self-evaluation of their own performance. The Corporate Governance and Nominating Committee is responsible for reviewing each Committee’s self-assessment and reporting to the Board on the level of effectiveness of each Committee. The Board considers these self-assessment reviews an integral part of its commitment to achieve high levels of Board and committee performance.

Employee Complaint Procedures for Accounting and Auditing Matters

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, Sterling’s Board of Directors implemented a policy for employee complaint procedures regarding accounting and auditing matters (also known as a “Whistleblower Policy”) in November 2003. This policy provides employees with a confidential and anonymous procedure for submitting good faith complaints regarding Sterling’s accounting or auditing matters without fear of dismissal or retaliation of any kind. The Audit Committee oversees the procedures for the receipt, retention and treatment of complaints received by employees regarding this area. An external, independent service monitors the hotline which is available 24 hours a day, seven days a week.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Meetings of the Board of Directors

The Board of Directors held 12 meetings during fiscal year 2006 and regularly held executive sessions with only the independent directors. Sterling’s policy requires attendance and active participation by directors at board and committee meetings. Each director attended at least 75% of the total number of meetings of the Board and the committees on which the director served during fiscal year 2006. Directors are encouraged to attend the Annual Meeting of Shareholders; however, attendance is not mandatory. All of Sterling’s directors attended the 2006 Annual Meeting.

Committees of the Board of Directors

The Board of Directors maintains five standing Committees: Audit, Corporate Governance and Nominating, Executive, Finance, and Management Development and Compensation. The Audit, Corporate Governance and Nominating, and Management Development and Compensation Committees operate pursuant to written charters that are posted on our website at www.sterlingfi.com and which describe the committee’s roles and responsibilities. The Board holds its annual reorganization meeting after the Annual Meeting and before June 30th each year, and committee composition is determined at that time. In 2006, the Board held its reorganization meeting on June 27th, and the following tables show the membership composition of each committee from January through June and from July through December 2006.

Composition of the Committees of the Board of Directors—1/1/06–6/30/06

Director	Audit	Corporate Governance and Nominating	Executive	Finance	Management Development and Compensation
Richard H. Albright, Jr.	Chair	✓	✓
Michael A. Carenzo	✓			✓
Anthony D. Chivinski	✓	✓
Bertram F. Elsner	✓			✓
Howard E. Groff, Jr.	✓			✓	✓
Joan R. Henderson		✓		✓	✓
Terrence L. Hormel		✓	✓	Chair	✓
David E. Hosler		Chair	✓
William E. Miller, Jr.	✓
J. Roger Moyer, Jr.			✓
W. Garth Sprecher		✓	Chair		Chair
John E. Stefan			✓
Glenn R. Walz			✓

Composition of the Committees of the Board of Directors—7/1/06–12/31/06

Director	Audit	Corporate Governance and Nominating	Executive	Finance	Management Development and Compensation
Richard H. Albright, Jr.	Chair		✓
Michael A. Carenzo	✓			✓
Anthony D. Chivinski	✓	✓
Bertram F. Elsner	✓
Howard E. Groff, Jr.	✓	✓		✓
Joan R. Henderson		✓			✓
Terrence L. Hormel			✓	Chair	✓
David E. Hosler		Chair	✓
William E. Miller, Jr.	✓				✓
J. Roger Moyer, Jr.			✓
W. Garth Sprecher		✓	Chair	✓	Chair
John E. Stefan					✓
Glenn R. Walz			✓

Audit Committee

Directors on Sterling’s Audit Committee must satisfy the requirements of the NASDAQ Rules and the independence requirements promulgated by the SEC under the Exchange Act. In determining whether a director is independent, the Board must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fees from Sterling. Applying these standards, the Board has determined that all of the directors on the Audit Committee are independent.

During the time that each served in 2006, the Board of Directors determined that Michael A. Carenzo and Anthony D. Chivinski each qualified as an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K as promulgated by the SEC, is “financially sophisticated” under NASDAQ Rule 4350(d) and is “independent” as defined under applicable SEC and NASDAQ rules.

The principal duties of the Audit Committee, as set forth in its charter which is posted on our website, include assisting the Board in fulfilling its oversight responsibility related to: the integrity of the corporation’s financial statements and financial reporting process and the corporation’s systems of internal accounting and financial controls; the performance of the internal audit function; the annual independent audit of the corporation’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; the corporation’s compliance with legal and regulatory requirements, including the corporation’s disclosure controls and procedures; the oversight and guidance of the corporation’s enterprise risk philosophy and process for evaluating risk issues; and monitoring the corporation’s compliance with the Employee Complaint Procedures for Accounting and Auditing Matters (Whistleblower Policy) and other significant applicable legal, ethical and regulatory requirements. The Committee also prepares the Audit Committee Report required by the rules of the SEC to be included in the annual proxy statement. The Audit Committee met 13 times during 2006.

Corporate Governance and Nominating Committee

All members of the Corporate Governance and Nominating Committee are independent. The principal duties of this Committee, as set forth in its charter which is posted on our website, include: identifying and recommending to the Board for election and/or appointment qualified candidates for membership on the Board of the corporation and its affiliates; recommending to the Board of Directors committee assignments for Directors; recommending Board officers; and establishing, implementing and monitoring effective corporate governance policies, procedures and best practices, including a comprehensive set of corporate governance documents applicable to the corporation and its affiliates such as a Code of Ethics, stock ownership guidelines, insider trading and conflicts of interest policies. The Corporate Governance and Nominating Committee met 8 times in 2006.

Executive Committee

Sterling maintains an Executive Committee that consists of the Chairman of the Board, the Vice Chairman of the Board, the President of the Corporation, and the Chairmen of the other principal standing committees of the Board of Directors, and such other members as may be appointed by the Board of Directors, so long as a majority of the committee consist of independent directors. The Vice Chairman of the Board serves as the Chair of the Committee. So far as may be permitted by law and except for matters specifically reserved to the Board of Directors or other committees of the Board, the Executive Committee possesses and may exercise all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation to the fullest extent allowed by the Pennsylvania Business Corporation Law, other applicable regulations and statutes and the Bylaws, during intervals between meetings of the Board of Directors. The Executive Committee met 6 times in 2006.

Finance Committee

The principal duties of the Finance Committee, as set forth in its charter, include: monitoring and evaluating the Corporation’s financial performance, financial strategies, policies, and programs; providing oversight of the corporation’s budget and process; reviewing the corporation’s capital plan and capital structure; overseeing the corporation’s dividend policy and payments; and authorizing policy with respect to the corporation’s asset liability and capital management. The Finance Committee met 9 times during 2006.

Management Development and Compensation Committee

All members of the Management Development and Compensation Committee are independent. The principal responsibilities of the Management Development and Compensation Committee, as set forth in its charter which is posted on our website, include: establishing the corporation’s compensation philosophy and monitoring compensation programs, benefits and related practices for conformity with that philosophy; overseeing the corporation’s policies related to compensation of the corporation’s executives; reviewing and discussing the corporation’s Compensation Discussion and Analysis (“CD&A”) and supporting compensation disclosure with management and recommending to the Board its inclusion in the annual proxy statement; producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement; reviewing and monitoring the development and implementation of succession plans for the Chief Executive Officer (“CEO”) and other key executives; reviewing and evaluating the performance of the CEO; and developing and administering the corporation’s stock-based compensation plans. The Management Development and Compensation Committee met 10 times during 2006.

Compensation of Directors

The Corporate Governance and Nominating Committee is responsible for annually evaluating and recommending the compensation of the Board of Directors. Directors who are also employees of Sterling are not compensated separately for serving on the Board and are not paid Board fees or retainers, nor do they receive any additional compensation for attendance at committee meetings. Any adjustment to the directors’ compensation is made annually in July. The directors’ compensation is comprised of three components: (1) restricted shares of Sterling common stock with a one-year vesting period; (2) a matching amount of cash based on the value of the shares; and (3) Committee attendance fees and retainers (where applicable).

In June 2006, the Board set the compensation for the non-employee Directors as follows, with such compensation effective as of July 1, 2006:

•       700 shares of restricted Sterling common stock, valued at $21.80 per share for a market value of $15,260;

•       an amount of cash equal to the market value of the shares ($15,260); and

•       Committee fees, as follows:

o      Chairman of the Audit Committee received an annual retainer of $5,000;

o      Chairman of the Corporate Governance and Nominating Committee, Finance Committee, Executive Committee, and Management Development and Compensation Committee each received an annual retainer of $2,000;

o      Each Audit Committee Financial Expert received an annual fee of $2,000;

o      Each member of the Audit Committee received an attendance fee of $1,000 per Audit Committee meeting;

o      Each member of the Corporate Governance and Nominating Committee, Executive Committee, Finance Committee, and Management Development and Compensation Committee received an attendance fee of $700 per meeting.

The Chairman and Vice-Chairman of the Board also received an annual retainer. In June 2006, the Board approved an annual retainer of $18,000 for the Chairman of the Board and an annual retainer of $7,000 for the Vice-Chairman. For any committee meeting that the Chairman or Vice Chairman attended, he received meeting fees at the rates stated above for attendance by members at that committee meeting.

In 2006, Sterling paid, in the aggregate, $433,838 to the non-employee Directors in cash for Board and committee participation. Further, the aggregate value of the Sterling common stock paid to non-employee Directors in 2006 was $180,138 for total compensation of $613,976.

Directors have the ability to participate in the same Non-Qualified Voluntary Deferred Compensation Plan that is available to executives. Under the terms of this plan, directors can defer a portion or all of their cash director fees. Amounts deferred will be distributed upon the director’s departure from the Board (at retirement or earlier if applicable), in either a lump sum, or in annual installments.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Albright, Jr. Richard H.	$39,011.50	(2)	$15,011.50	—	—	—	—	$54,023.00
Carenzo, Michael A.	$40,311.50	(2)	$15,011.50	—	—	—	—	$55,323.00
Chivinski, Anthony D.	$41,911.50		$15,011.50	—	—	—	—	$56,923.00
Elsner, Bertram F.(3)	$25,111.50		$15,011.50	—	—	—	—	$40,123.00
Groff, Jr., Howard E.	$40,711.50		$15,011.50	—	—	—	—	$55,723.00
Henderson, Joan R.	$29,711.50		$15,011.50	—	—	—	—	$44,723.00
Hormel, Terrence L.	$37,311.50		$15,011.50	—	—	—	—	$52,323.00
Hosler, David E.	$26,811.50		$15,011.50	—	—	—	—	$41,823.00
Miller, Jr. William E.	$29,811.50		$15,011.50	—	—	—	—	$44,823.00
Sprecher, W. Garth	$50,111.50		$15,011.50	—	—	—	—	$65,123.00
Stefan, John E.	$18,511.50		$15,011.50	—	—	—	—	$33,523.00
Walz, Glenn R.	$54,511.50		$15,011.50	—	—	—	—	$69,523.00

(1)             Director compensation is adjusted effective July 1 of each year, which does not coincide with Sterling’s calendar year fiscal year; therefore, the fees and stock awards represent the compensation rate in effect for the first six months of the year and then the adjusted rate in effect for the second six months of the year.

(2)             These directors participate in the Deferred Compensation Plan and elected to defer 100% of their cash fees.

(3)             Director Bertram F. Elsner retired from the Board of Directors following the Board meeting on December 19, 2006.

Supplemental Executive Retirement Plan

In conjunction with John E. Stefan’s retirement on April 30, 2002 as Chief Executive Officer of Sterling and Bank of Lancaster County, Sterling and Mr. Stefan entered into a Supplemental Executive Retirement Agreement. The term of this agreement is five years. Under the terms of this agreement, Mr. Stefan receives monthly payments from Sterling. In 2006, these payments totaled $162,124.40.

Certain Relationships and Related Transactions

Since January 1, 2006, some of Sterling’s Directors and executive officers and the companies with which they are associated were customers of and had banking transactions in the ordinary course of business with Sterling’s subsidiary banks, including loans of $120,000 or more. All loans and loan commitments made to these individuals and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the banks, did not involve more than a normal risk of collectibility or present other unfavorable features, and were reviewed and approved by the appropriate bank’s officer loan committee and/or board. Additionally, some of the Directors’ companies lease vehicles and equipment from Sterling’s leasing subsidiary. Total approximate outstanding loan and lease indebtedness from these persons and their companies as of December 31, 2006 was $3,761,343. None of these loans are non-performing. Sterling’s bank and leasing subsidiaries anticipate that they will continue to enter into similar transactions in the future.

During 2006, Sterling and its subsidiaries paid $486,887 to D&E Communications, Inc. (a company whose common stock is registered under §12 of the Securities Exchange Act of 1934, as amended) for telecommunication services, local area and wide area network integration services, personal computer hardware and software, and data communications equipment. W. Garth Sprecher, a Director of Sterling, is Senior Vice President, Corporate Secretary and a Director of D&E Communications, Inc. During 2006, Sterling and its subsidiaries paid $1,006,482 to Murray Insurance Associates, Inc. (“Murray”) in insurance premiums for various corporate insurance policies. Further, pursuant to an insurance servicing agreement between Sterling’s subsidiary, Lancaster Insurance Group, LLC and Murray, LIG paid Murray $60,810 for administrative and record keeping services in 2006. Effective December 31, 2006, LIG sold its personal and casualty insurance accounts to Murray. David E. Hosler, a Director of Sterling, is Chief Operating Officer of Murray Insurance Associates, Inc.

In the opinion of management, the terms of the foregoing transactions were no less favorable to Sterling than those it could have obtained from an unrelated party providing comparable services.

The Corporate Governance and Nominating committee is charged with the responsibility of reviewing and pre-approving all “related person transactions” (as defined in SEC regulations), and periodically reassessing any related person transactions entered into by Sterling to ensure its continued appropriateness. This responsibility is set forth in the Director Conflicts of Interest Policy and is posted on our website.

PROPOSAL 1: ELECTION OF DIRECTORS

Sterling’s Board of Directors currently consists of 12 Directors serving in three classes. Each class of Directors serves for a period of three years. The term of office of one class of Directors expires each year at the Annual Meeting.

Messrs. Albright, Groff, Miller, Stefan and Walz were recommended by the Corporate Governance and Nominating Committee for election to the Board. The Board of Directors nominated the five candidates for election at the 2007 Annual Meeting of Shareholders. If elected, their terms will expire at the 2010 Annual Meeting. The biographical summaries of the nominees and the seven continuing Directors appear below. Each nominee completed a questionnaire, consented to being nominated as a Director and agreed to serve as a Director if elected.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends you vote “FOR” the election of Messrs. Albright, Groff, Miller, Stefan and Walz whose terms will expire in 2010.

NOMINEES FOR THE CLASS OF DIRECTORS WHOSE TERMS WILL EXPIRE IN 2010

Terms to Expire in 2007

RICHARD H. ALBRIGHT, JR., DDS, age 64, is a Dentist, Specialist, with his practice limited to Orthodontics. He served as a Director of Bank of Lancaster County from 1985 to 2003. Dr. Albright has been a Director of Sterling since 1985. He is a member of the Audit, and Executive Committees and serves as the Chairman of the Audit Committee.

HOWARD E. GROFF, JR., age 60, is President of Howard E. Groff Co. (fuel oil sales and service). He has been a Director of Bank of Lancaster County since 1988 and a Director of Sterling since 1988. Mr. Groff is a member of the Audit, Finance, and Corporate Governance and Nominating Committees.

WILLIAM E. MILLER, JR., ESQUIRE, age 68, is President of Miller and Associates, PC (law firm), a firm that he founded in 1998. He was a founding director of Pennsylvania State Bank in 1989 and has served as its Chairman of the Board since 1992. Mr. Miller has been a Director of Sterling since December 2004. Mr. Miller is a member of the Audit, and Management Development and Compensation Committees.

JOHN E. STEFAN, age 67, was the Chairman of the Board of Sterling from April 2002 to June 28, 2005. Prior to becoming Chairman, Mr. Stefan served Sterling and its affiliates in many capacities since joining the organization in 1979. He served as Chairman of the Board and Chief Executive Officer of Sterling from January 2002 to April 2002; and Chairman of the Board, President and Chief Executive Officer of Sterling from 1994 to January 2002. Mr. Stefan served as President and Chief Executive Officer of Bank of Lancaster County from 1994 to 2001 and has been a Director of Bank of Lancaster County since 1979 and served as its Chairman from 2002 to 2004. He served as a Director of First National Bank of North East from June 1999 to April 2002; and as a Director of Bank of Hanover and Trust Company from July 2000 to April 2002. Mr. Stefan has been a Director of Sterling Financial Trust Company (Sterling Investment Services) since 2002. Mr. Stefan has been a Director of Sterling since the formation of the holding company in 1987. Mr. Stefan is a member of the Management Development and Compensation Committee.

GLENN R. WALZ, CPA, age 60, is Vice President and Chief Financial Officer of Walz, Deihm, Geisenberger, Bucklen & Tennis, P.C. (certified public accountants), a firm he founded in 1978. He has been a Director of Bank of Lancaster County since 1988 and served as its Chairman from 2004-2006. Since 2002, he has served as a Director and the Chairman of Sterling Financial Trust

Company (Sterling Investment Services). Mr. Walz has been a Director of Sterling since 1988 and has served as its Chairman since July 2005. Mr. Walz is a member of the Executive Committee.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE 2007 ANNUAL MEETING

Terms to Expire in 2008

JOAN R. HENDERSON, age 64, is President of J.R. Henderson & Associates, Inc. (consulting services to not-for-profit organizations in fund raising and event planning). Ms. Henderson served as a Director of Bank of Lancaster County from 1995 to 2003. Ms. Henderson is a Director of Sterling Financial Foundation. Ms. Henderson has been a Director of Sterling since 1995. She is a member of the Corporate Governance and Nominating, and Management Development and Compensation Committees.

TERRENCE L. HORMEL, age 57, is President of Hormel, Inc. (investment management company), General Partner, Hormel Associates (real estate development and management), Managing Partner of Penntown Properties (real estate development and management) and Partner of Walnut Hills Enterprises, LLC (retail sales). He has served as Chairman of the Board of Bank of Hanover and Trust Company since 1990, and has been a Director of Bank of Hanover since 1981. He has been a Director of HOVB Investment Co. since 1999 and served as a Director of Bank of Lancaster County from 2000 to 2003. He has been a Director of Sterling since 2000. Mr. Hormel is a member of the Executive, Finance, and Management Development and Compensation Committees and serves as the Chairman of the Finance Committee.

DAVID E. HOSLER, CPU, age 56, has been the Chief Operating Officer of Murray Insurance Associates, Inc. (insurance agency) since October 2004. Prior to this appointment, he served as Vice President of Corporate Affairs from 2003 to October 2004. He was a Senior Vice President of John P. Woods Co., Inc. from 2002 to 2003. Mr. Hosler was a Senior Executive-Strategic Alliances of Westfield Group from 2000 to 2001. Mr. Hosler was President and Chief Executive Officer of Old Guard Insurance Company from 1985 to 2000. Mr. Hosler has been a Director of Sterling since 1998 and served as Sterling’s Vice Chairman of the Board from April 2003 to July 2005. He is a member of the Corporate Governance and Nominating, and Executive Committees and serves as the Chairman of the Corporate Governance and Nominating Committee.

Terms to Expire in 2009

MICHAEL A. CARENZO, age 66, is Senior Partner of CADWA Associates, (management consulting firm). He was a Director of First National Bank of North East (now known as Bay First Bank), from 1999 to 2005 and served as its Chairman from July 2002 to May 2004. He served as a Director of Bank of Lancaster County from 1999 to 2003. He has been a Director of Sterling Financial Trust Company (Sterling Investment Services) since 2002. Mr. Carenzo has been a Director of Sterling since 2003 and is a member of the Audit, and Finance Committees. Mr. Carenzo serves the Audit Committee as a Financial Expert.

ANTHONY D. CHIVINSKI, age 52, is Executive Vice President and Chief Operating Officer of Pennfield Corporation (agricultural and food industries). He served as Senior Vice President, Consumer Foods of Pennfield Corporation from 1991 to 2001. Mr. Chivinski served as a Director of Sterling Financial Trust Company from September 2003 to February 2005. Mr. Chivinski has been a Director of Sterling since January 2005. He is a member of the Audit, and Corporate Governance and Nominating Committees. Mr. Chivinski serves the Audit Committee as a Financial Expert.

J. ROGER MOYER, JR., age 58, has been President and Chief Executive Officer of Sterling since May 2002. Prior to becoming President and Chief Executive Officer, Mr. Moyer served Sterling in many capacities since joining the organization in 1978. Mr. Moyer has served as an executive officer of Bank of Lancaster County since 2000 and has been a Director of Bank of Lancaster County since 1994. Mr. Moyer is a member of the National Association of Corporate Directors. He currently serves on the Board of Directors or Board of Managers for the following Sterling affiliates: Delaware Sterling Bank & Trust Company; BankersRe Insurance Group, SPC (formerly known as Pennbanks Insurance Company, SPC); Sterling Financial Trust Company (Sterling Investment Services); Sterling Financial Foundation; and Equipment Finance, LLC. Mr. Moyer has been a Director of Sterling since 1994. He is a member of the Executive Committee.

W. GARTH SPRECHER, age 55, is Senior Vice President, Corporate Secretary and Director of D & E Communications, Inc. (a company whose common stock is registered under §12 of the Securities Exchange Act of 1934, as amended) (telecommunications). Mr. Sprecher is the past President of the Mid-Atlantic Chapter of the Society of Corporate Secretaries and Governance Professionals. Mr. Sprecher is also a member of the National Association of Corporate Directors. He served as a Director of Bank of Lancaster County from 1998 to 2003. Mr. Sprecher has been a Director of Sterling since 1998 and has served as Sterling’s Vice Chairman of the Board since July 2005. He is a member of the Executive, Finance, Corporate Governance and Nominating, and Management Development and Compensation Committees and serves as the Chairman of the Executive and Management Development and Compensation Committees.

STOCK OWNERSHIP

Five Percent Shareholders

The following table shows, to the best of our knowledge, those persons or entities that on February 28, 2007, owned of record or beneficially, more than 5% of Sterling’s outstanding common stock. Beneficial ownership of Sterling’s common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which states that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power, which includes power to vote or to direct the voting of the stock; or investment power, which includes the power to dispose of or direct the disposition of the stock; or the right to acquire beneficial ownership within 60 days after the record date (February 28, 2007), for example, through the exercise of stock options.

Name and Address	Amount and Nature of
Of Beneficial Owner	Beneficial Ownership	% of Class
Howard E. Groff, Sr.	1,997,290 (1)	6.72%
111 E. State Street
Quarryville, PA 17566

(1)                Mr. Groff holds sole voting and investment power over all of these shares, as reported on Schedule 13G filed with the SEC on February 13, 2007.

Security Ownership of Directors and Executive Officers

The following table shows the beneficial ownership (as defined in SEC Rule 13d-3 described above) of Sterling’s common stock, as of February 28, 2007, by each Director, Sterling’s Chief Executive Officer, Chief Financial Officer and the three other Named Executive Officers as well as the Directors and Named Executive Officers as a group. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of common stock which are subject to stock options exercisable within 60 days of February 28, 2007 are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding common stock owned by such person. Unless otherwise noted, the percentage of all Sterling common stock owned by each person is less than 1%.

Name	Amount and Nature of Beneficial Ownership		Percentage of Class
Albright, Jr., Richard H.	93,379	(1)
Carenzo, Michael A.	16,962	(2)
Chivinski, Anthony D.	3,743	(3)
Groff, Jr., Howard E.	63,686	(4)
Henderson, Joan R.	11,634	(5)
Hormel, Terrence L.	61,338	(6)
Hosler, David E.	16,628	(7)
Miller, Jr., William E.	44,265	(8)
Moyer, Jr., J. Roger	233,705	(9)
Sprecher, W. Garth	6,586
Stefan, John E.	516,576	(10)	1.74%
Walz, Glenn R.	28,776	(11)
Named Executive Officers
Lima, Tito L.	15,904	(12)
Scovill, J. Bradley	123,250	(13)
Sposito II, Thomas J.	60,868	(14)
Clabaugh, Chad M.	40,548	(15)
All Directors and Named Executive Officers as a group (16 in total)	1,337,848		4.50%

(1)                        Includes 5,989 shares owned jointly with spouse, 13,310 owned directly by spouse, and 33,100 shares owned by Albright Family Enterprises, L. P. of which Dr. Albright is a general partner.

(2)                        Includes 8,841 shares owned directly by spouse.

(3)                        Includes 3,043 shares owned jointly with spouse.

(4)                        Includes 13,986 shares owned directly by spouse and 138 shares owned as custodian for children.

(5)                        Includes 31 shares owned directly by the estate of spouse.

(6)                        Includes 6,531 shares owned directly by spouse.

(7)                        Includes 2,500 shares owned jointly with spouse.

(8)                        Includes 2,555 shares owned directly by spouse to which Mr. Miller disclaims beneficial ownership. Mr. Miller has the right to purchase an additional 5,829 shares pursuant to the exercise of stock options.

(9)                        Includes 511 shares owned jointly with spouse, 92,345 shares held by Trustee under the Employee 401(k) Retirement Plan, 3,000 shares of unvested restricted stock, and 5,522 shares owned directly by mother for whom Mr. Moyer holds power of attorney and with respect to which Mr. Moyer shares voting and investment power. Mr. Moyer has the right to purchase an additional 107,598 shares pursuant to the exercise of stock options.

(10)                    Includes 8,431 shares owned jointly with spouse, 131,248 shares owned directly by spouse, and 32,590 shares owned directly by child. Mr. Stefan disclaims beneficial ownership of shares owned directly by spouse. Mr. Stefan has the right to acquire an additional 109,414 shares pursuant to the exercise of stock options.

(11)                    Includes 15,941 shares owned directly by spouse.

(12)                    Includes 204 shares held by Trustee under the Employee 401(k) Retirement Plan and 1,200 shares of unvested restricted stock. Mr. Lima has the right to acquire an additional 14,500 shares pursuant to the exercise of options.

(13)                    Includes 45 shares owned jointly with spouse, 26,259 shares held by Trustee under the Employee 401(k) Retirement Plan and 1,500 shares of unvested restricted stock. Mr. Scovill has the right to acquire an additional 68,955 shares pursuant to the exercise of stock options.

(14)                    Includes 2,045 shares held by Trustee under the Employee 401(k) Retirement Plan and 1,200 shares of unvested restricted stock. Mr. Sposito has the right to acquire an additional 45,051 shares pursuant to the exercise of stock options.

(15)                    Includes 3,635 shares held by Trustee under the Employee 401(k) Retirement Plan and 700 shares of unvested restricted stock. Mr. Clabaugh has the right to acquire an additional 36,104 shares pursuant to the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Sterling’s Directors, executive officers and shareholders, who beneficially own more than 10% of Sterling’s outstanding equity stock, to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Sterling with the Securities and Exchange Commission. Based solely on a review of copies of the reports we received, and on the statements of the reporting persons, there was no late reporting of any Section 16(a) transaction.

EXECUTIVE OFFICERS

The following information identifies, as of February 28, 2007, Sterling’s Named Executive Officers, their ages, positions and offices held during the past five years.

J. ROGER MOYER, JR., age 58, has been President and Chief Executive Officer of Sterling since May 2002. Prior to becoming President and Chief Executive Officer, Mr. Moyer served Sterling in many capacities since joining the organization in 1978. Mr. Moyer has served as an executive officer of Bank of Lancaster County since 2000 and has been a Director of Bank of Lancaster County since 1994. He currently serves on the Board of Directors or Board of Managers for the following Sterling affiliates: Delaware Sterling Bank & Trust Company; BankersRe Insurance Group, SPC (formerly known as Pennbanks Insurance Company, SPC); Sterling Financial Trust Company (Sterling Investment Services); Sterling Financial Foundation; and Equipment Finance, LLC. Mr. Moyer has been a Director of Sterling since 1994. He is a member of the Executive Committee.

TITO L. LIMA, age 42, was named Chief Financial Officer of Sterling in May 2005. Prior to joining Sterling, Mr. Lima was Chief Financial Officer of First National Bank of Pennsylvania from March 2002 to May 2005. He served as Chief Operations Officer of PNC Dealer Finance, a subsidiary of PNC Bank Corp., from January 2001 to March 2002 and as Chief Financial Officer of the Consumer Lending Line of Business from December 1996 to January 2001. Mr. Lima currently serves on the Board of Directors of HOVB Investment Co.

J. BRADLEY SCOVILL, age 47, was named Chief Revenue Officer of Sterling in February 2006. He served Sterling as Senior Executive Vice President, Group Executive—Financial Services Group from May 2005 to February 2006. Mr. Scovill was Senior Executive Vice President, Chief Financial Officer and Treasurer of Sterling from March 2002 to May 2005, and Senior Executive Vice President from July 2000 to April 2003. He has been a Director and Vice Chairman of Bank of Hanover and Trust Company since 2003 and was Director, President and Chief Executive Officer of Bank of Hanover from 1994 to 2002. Mr. Scovill currently serves on the Board of Directors or Board of Managers for the following Sterling affiliates: HOVB Investment Co.; BankersRe Insurance Group, SPC (formerly known as Pennbanks Insurance Company, SPC); Sterling Financial Trust Company (Sterling Investment Services); Church Capital Management LLC; Bainbridge Securities Inc.; and Lancaster Insurance Group, LLC.

THOMAS J. SPOSITO, II, age 43, was named Chief Banking Officer of Sterling in May 2006. Mr. Sposito was President and Chief Executive Officer of Pennsylvania State Bank from January 2001 to May 2006. He currently serves on the Board of Directors for the following Sterling affiliates: Pennsylvania State Bank; Bay First Bank; Sterling Financial Trust Company (Sterling Investment Services); and Sterling Financial Foundation.

CHAD M. CLABAUGH, age 45, has been a Senior Vice President of Sterling since July 2000 and currently serves as Sterling’s Segment Leader-Personal Services. He served as President and Chief Executive Officer of Bank of Hanover and Trust Company from 2002 to May 2006. He served Bank of Hanover as Executive Vice President and Chief Operating Officer from 2000 to 2002 and served as Executive Vice President from 1996 to 2000. Mr. Clabaugh has served as a Director of Sterling Financial Trust Company (Sterling Investment Services) since 2002 and as a Director of Bank of Hanover and Trust Company since 2002.

EXECUTIVE COMPENSATION

The following table contains information regarding the compensation paid by Sterling for services rendered during fiscal year ended December 31, 2006 to Sterling’s Chief Executive Officer, Chief Financial Officer and each of the other Named Executive Officers.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Roger Moyer, Jr. President and Chief Executive Officer	2006	$425,007	—	—	$44,756	—	—	$67,384	$537,147
Tito L. Lima Chief Financial Officer and Treasurer	2006	$221,166	—	—	$9,765	—	—	$10,158	$241,089
J. Bradley Scovill Senior Executive Vice President and Chief Revenue Officer	2006	$272,669	—	—	$21,971	—	—	$30,448	$325,088
Thomas J. Sposito, II Chief Banking Officer	2006	$192,370	—	—	$9,765	$19,237	$25,900	$18,231	$265,503
Chad M. Clabaugh Senior Vice President—Personal Services	2006	$163,534	—	—	$13,020	$22,895	—	$14,012	$213,461

The amounts listed in column (f), “Option Awards”, reflects the 2006 compensation expense of the stock options awarded to the Named Executive Officers on April 25, 2006. Assumptions used in the calculation of this amount are included in Note No. 18 to Sterling’s audited financial statements for the fiscal year ended December 31, 2006 included in Sterling’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

These awards have a three year step vesting schedule, and will be expensed over the three year term. All options awarded in prior years were fully vested in 2005, and accordingly there is no expense to record in column (f) related to these prior year stock option awards. On October 18, 2005 and again on December 1, 2005, the Management Development and Compensation Committee took action to accelerate the vesting of all outstanding stock options as of those dates. This action was taken to minimize the impact of Statement of Financial Accounting Standards 123R on future expense beginning in 2006. Other than the acceleration of the vesting dates, the terms and conditions of the stock option award agreements governing the underlying stock option award grants remained unchanged.

Mr. Lima’s 2006 stock option award was a prorated amount to reflect the fact that he was hired in May 2005 and had not been employed for the full year. Mr. Sposito’s stock option award was based in part on his 2005 contributions as the President and Chief Executive Officer of Pennsylvania State Bank, one of our affiliate banks. Mr. Sposito assumed the role of Chief Banking Officer in May 2006.

The amounts listed in column (g), “Non Equity Incentive Plan Compensation” represent payments made to the executives under the organization’s Executive Gain Sharing Plan. Under the terms of this plan (discussed in more detail in the Compensation Discussion and Analysis section), payments to Mr. Moyer, Mr. Scovill, and Mr. Lima are based solely upon Sterling’s performance in three financial measures, diluted earnings per share, return on equity, and Sterling’s efficiency ratio. For 2006, Sterling’s performance in all three of these measures fell short of the threshold level of performance for payment under this plan. Accordingly, Messrs. Moyer, Scovill and Lima did not receive any payments under this plan for 2006.

Because of the scope of their positions, and to focus their efforts on areas of execution within their direct control, Mr. Sposito and Mr. Clabaugh each have an individual performance component in their Executive Gain Sharing Plan, in addition to the financial measures component. This individual performance component represents 30% of their overall award opportunity while the remaining 70% is dependent upon the performance of the organization in two of the stated financial measures. As previously discussed, the organization failed to reach the threshold level of performance in the financial measures and no payment was made with regard to that component of the plan. However, both Mr. Sposito and Mr. Clabaugh received an award under the individual component of the Executive Gain Sharing Plan, based upon their individual performance as well as the performance of their teams. Those amounts are disclosed in column (g) of the Summary Compensation Table, and are $19,237 for Mr. Sposito, and $22,895 for Mr. Clabaugh.

The amount in column (h) for Mr. Sposito represents the change from December 31, 2005 to December 31, 2006 in the present value of Mr. Sposito’s future benefits under a Supplemental Executive Retirement Plan (SERP) that was established for him in 2002 while he was President and Chief Executive Officer of Pennsylvania State Bank. Sterling acquired Pennsylvania State Bank in 2004.

Included in column (i) of the table, “All Other Compensation”, for the executives disclosed herein are the following perquisite and other compensation amounts:

For Mr. Moyer,

•        $4,427 related to the costs paid by the company for Mr. Moyer’s spouse to accompany him on business-related travel (consisting of $3,072 in expenses and taxes paid on behalf of the executive of $1,355);

•        $3,269 of expenses representing the executive’s personal use of a company provided vehicle;

•        $22,272 of employer contributions (employer match and discretionary contributions) to the executives 401(k) retirement account (determined and paid in the same manner as all other eligible employees);

•        $37,416 of employer restoration contributions to the executive’s Non-Qualified Deferred Compensation Plan account (restoring to the executive the employer match and/or discretionary employer contributions he would have been eligible for within the qualified 401(k) plan had it not been for the applicable Internal Revenue Code limits).

For Mr. Lima,

•        $9,516 of employer contributions (employer match and discretionary contributions) to the executives 401(k) retirement account (determined and paid in the same manner as all other eligible employees);

•        $642 of employer restoration contributions to the executive’s Non-Qualified Deferred Compensation Plan account (restoring to the executive the employer match and/or discretionary employer contributions he would have been eligible for within the qualified 401(k) plan had it not been for the applicable Internal Revenue Code limits).

For Mr. Scovill,

•        $1,428 related to the costs paid by the company for Mr. Scovill’s spouse to accompany him on business-related travel (consisting of $991 in expenses and taxes paid on behalf of the executive of $437);

•        $2,729 of expenses representing the executive’s personal use of a company provided vehicle;

•        $2,882 related to the costs paid by the company for Mr. Scovill’s initiation fees to a country club (consisting of $2,000 in expenses and taxes paid on behalf of the executive of $882);

•        $890 of financial planning assistance provided to the executive;

•        $13,472 of employer contributions (employer match and discretionary contributions) to the executives 401(k) retirement account (determined and paid in the same manner as all other eligible employees);

•        $9,047 of employer restoration contributions to the executive’s Non-Qualified Deferred Compensation Plan account (restoring to the executive the employer match and/or discretionary employer contributions he would have been eligible for within the qualified 401(k) plan had it not been for the applicable Internal Revenue Code limits).

For Mr. Sposito,

•        $4,209 of expenses representing the executive’s personal use of a company provided vehicle;

•        $12,095 of employer contributions (employer match and discretionary contributions) to the executives 401(k) retirement account (determined and paid in the same manner as all other eligible employees);

•        $1,927 of employer restoration contributions to the executive’s Non-Qualified Deferred Compensation Plan account (restoring to the executive the employer match and/or discretionary employer contributions he would have been eligible for within the qualified 401(k) plan had it not been for the applicable Internal Revenue Code limits).

For Mr. Clabaugh,

•        $700 of expenses representing the executive’s personal use of a company provided vehicle;

•        $12,508 of employer contributions (employer match and discretionary contributions) to the executives 401(k) retirement account (determined and paid in the same manner as all other eligible employees);

•        $804 of employer restoration contributions to the executive’s Non-Qualified Deferred Compensation Plan account (restoring to the executive the employer match and/or discretionary employer contributions he would have been eligible for within the qualified 401(k) plan had it not been for the applicable Internal Revenue Code limits).

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
J. Roger Moyer, Jr.	N/A	N/A	N/A	N/A
Tito L. Lima	N/A	N/A	N/A	N/A
J. Bradley Scovill	N/A	N/A	N/A	N/A
Thomas J. Sposito, II	Pennsylvania State Bank Supplemental Retirement Plan	Full	$485,054	N/A
Chad M. Clabaugh	N/A	N/A	N/A	N/A

Mr. Sposito is covered by a Supplemental Executive Retirement Plan (SERP) that was implemented in 2002 when he was President and Chief Executive Officer of Pennsylvania State Bank. In 2004, Sterling acquired Pennsylvania State Bank and upon the change in control, per the terms of the SERP agreement, the vesting schedule accelerated and Mr. Sposito became fully vested in this benefit.

Beginning on the first day of the month following Mr. Sposito’s attainment of the normal retirement age of 65, Sterling shall distribute an annual benefit of $152,637 in equal monthly installments which will continue for the defined term of 15 years.

The number disclosed in the table above represents the present value of these future cash streams. The present value was calculated using a discount rate of 5.50%, based upon a treasury rate with a 20 year maturity.

At this time, none of the other Named Executive Officers are covered by a Supplemental Executive Retirement Plan.

Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
J. Roger Moyer, Jr. President and Chief Executive Officer	$190,980.00	$29,487.00	$70,540.00	—	$701,344.00
Tito L. Lima Chief Financial Officer and Treasurer	—	—	—	—	—
J. Bradley Scovill Senior Executive Vice President and Chief Revenue Officer	$107,147.00	$7,590.00	$45,325.00	—	$464,656.00
Thomas J. Sposito, II Chief Banking Officer	$26,610.00	$2,720.00	$7,910.00	—	$80,753.00
Chad M. Clabaugh Senior Vice President— Personal Services	$5,000.00	$537.00	$1,418.00	—	$16,510.00

Sterling sponsors a Non-Qualified Voluntary Deferred Compensation Plan which is available to executives to participate in at their election. The primary purpose of this plan is to offer an additional vehicle for participants to save for their retirement in a tax-deferred manner. Participants can elect to defer in one or more of the following manners:

•        deferral of up to 50% of base salary

•        deferral of up to 100% of variable pay

•        deferral of their annual merit base pay increase

Additionally, there is a component within the plan whereby the organization can make a contribution to “restore” the level of company provided retirement benefits lost to certain employees under the organization’s qualified contributory retirement plan because of Internal Revenue Code limits. This restoration component is designed to mirror the provisions of the qualified retirement plan available to all eligible Sterling employees. The restoration contributions for the 2005 plan year, which were actually credited to the participant’s account in 2006, appear in column (c) of the Non-Qualified Deferred Compensation table.

Each participant in the Non-Qualified Deferred Compensation Plan is responsible for allocating their deferrals, any company restoration contributions, and their existing account balances among sixteen different measurement funds available within the plan. These measurement funds are based upon mutual funds available to the general investing public, and range from very conservative choices, such as money market and bond funds, to more aggressive equity and international fund choices. Each participant has on-line access to their account via the internet, and can review and re-allocate as frequently as daily if desired. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2006.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Funds Growth	10.22%	MSF FI Value Leaders	9.52%
American Funds Growth Income	15.20%	MSF MFS Total Return	12.12%
Dreyfus VIF Dev. Leaders	3.77%	MSF Western Asset Mgmt Hi Yield Bond	10.37%
Fidelity VIP Midcap	12.40%	PIMCO Total Return	3.84%
Franklin Sm-Midcap Growth	8.69%	Pioneer VCT Midcap Value	12.27%
Legg Mason Aggressive Growth	8.79%	Putnam VT International Equity	27.72%
MIST Neuberger Berman RE	33.66%	Putnam VT Small Cap Value	17.29%
MSF BlackRock Money Market	4.79%

Participants may elect distribution of their deferrals on an in-service basis (at least five years after deferral of the funds). For any deferrals for which an in-service election has not been made, the funds will be distributed at retirement according to the participant’s retirement election. The retirement distribution may occur as either a lump sum payment, or in installment payments up to twenty years in duration. Termination of employment due to death, disability, or voluntary or involuntary termination other than retirement, will result in distribution of accumulated balances in a lump-sum manner.

For Mr. Moyer, representative amounts disclosed in the table above, which are also disclosed in the Summary Compensation Table, are as follows:

•        $101,406 in 2006 Base Salary deferrals reported in column (b) of the table above, which are also included in the Base Salary number reported in column (c) of the Summary Compensation Table;

•        $89,574 in Bonus Deferrals (for the bonus earned in 2005 but paid in 2006), which was reported as part of the Bonus number in the prior year Summary Compensation Table.

For Mr. Scovill, representative amounts disclosed in the table above, which are also disclosed in the Summary Compensation Table, are as follows:

•        $52,090 in 2006 Base Salary deferrals reported in column (b) of the table above, which are also included in the Base Salary number reported in column (c) of the Summary Compensation Table;

•        $55,057 in Bonus Deferrals (for the bonus earned in 2005 but paid in 2006), which was reported as part of the Bonus number in the prior year Summary Compensation Table.

For Mr. Sposito, representative amounts disclosed in the table above, which are also disclosed in the Summary Compensation Table, are as follows:

•        $26,610 in Bonus Deferrals (for the bonus earned in 2005 but paid in 2006), which was included as part of the Bonus number in the prior year.

For Mr. Clabaugh, representative amounts disclosed in the table above, which are also disclosed in the Summary Compensation Table, are as follows:

•        $5,000 in Bonus Deferrals (for the bonus earned in 2005 but paid in 2006), which was reported as part of the Bonus number in the prior year Summary Compensation Table.

Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
J. Roger Moyer, Jr.	N/A 4/25/06	$29,750	$195,500	$382,500	—	—	—	—	27,500	$20.75	$179,025
Tito L. Lima	N/A 4/25/06	$15,517	$50,983	$133,000	—	—	—	—	6,000	$20.75	$39,060
J. Bradley Scovill	N/A 4/25/06	$19,087	$108,522	$204,502	—	—	—	—	13,500	$20.75	$87,885
Thomas J. Sposito, II	N/A 4/25/06	$9,619	$44,245	$115,422	—	—	—	—	6,000	$20.75	$39,060

Chad M. Clabaugh	N/A 4/25/06	$8,177	$37,613	$98,120	—	—	—	—	8,000	$20.75	$52,080

The amounts shown in columns (c), (d) and (e) represent the threshold, target and maximum payment levels, respectively, under Sterling’s 2006 Executive Annual Gain Sharing Plan. These amounts are based upon the individual’s 2006 salary and position.

The Sterling 2006 Executive Annual Gain Sharing Plan is the variable pay plan in which Sterling’s leaders may participate. The purpose of the plan is to align executive pay with Sterling’s annual financial performance. In 2006, the criterion for annual incentives was based on diluted earnings per share, return on average realized equity, and Sterling’s efficiency ratio, as well as individual performance goals, if appropriate. As previously disclosed, potential awards to the Chief Executive Officer, the Chief Revenue Officer, and the Chief Financial Officer were based solely upon the organization’s results in the three financial measures. For each of the three financial measures, there were four levels of performance identified at the beginning of the year—threshold, short-term goal or budget, long-term goal, and maximum. For each participant, a target level of award was identified (expressed as a percentage of base salary). This target level of award was established as a result of analysis of annual variable pay of comparable positions within peer organizations. The award target is reviewed annually and has remained fairly constant over the past few years. Target awards could be adjusted annually if the review indicated a significant variance to market practices in this area. Generally, performance at the long-term target level will result in the target level award payments—performance above or below the financial long-term targets will result in awards that are above or below the target level, respectively.

The three financial measures which were used as the criteria in the 2006 Executive Annual Gain Sharing Plan are defined as follows:

EPS—Diluted earnings per share of Sterling

ROE—Return on average realized equity

Efficiency Ratio—Sterling’s calculation of the efficiency ratio is computed by dividing non-interest expenses, less depreciation on operating leases, by the sum of tax equivalent net interest income and non-interest income, less depreciation on operating leases. Sterling nets the depreciation on operating leases against related income, as it is consistent with utilizing net interest income presentation for comparable capital leases, which nets interest expense against interest income. The efficiency ratio excludes net gains on sale of securities.

For each financial measure, a threshold level of performance was identified—performance below that level will result in no payments being made in connection with that performance measure. For 2006, the organization’s performance for each of the three financial measures (diluted earnings per share, return on average realized equity, and efficiency ratio) did not meet the threshold level of performance identified within the plan. This result was largely due to an impairment charge recognized in Sterling’s insurance segment. Consequently, the Chief Executive Officer, the Chief Revenue Officer, and the Chief Financial Officer did not receive a variable pay award for 2006. The other two named executive officers had a component of their variable pay opportunity which was based upon their individual performance. This individual component represented 30% of their target award opportunity. The other 70% of their award opportunity was based upon Sterling’s performance in the financial measures, and they did not receive a payout for those components. For the Chief Banking Officer, the individual performance measures were largely based upon the collective performance of Sterling’s bank affiliates, as well as the executive’s demonstrated leadership throughout the year, as well as execution of Sterling’s business plan and overall business strategy. For 2006, the Chief Banking Officer received an award of $19,237, or 10% of base salary, in recognition of his accomplishments within his individual component of the variable pay plan. This award compares to a target award level of 23% of base salary for his position.

For the Senior Vice President—Personal Services, the individual performance measures were focused on the collective performance of the retail customer segment, including customer satisfaction,

employee engagement, and operational performance. In addition, management assessed the executive’s leadership in execution of Sterling’s business plan and overall business strategy. For 2006, the Senior Vice President—Personal Services received an award of $22,895, or 14% of base salary, in recognition of his accomplishments within his individual component of the variable pay plan. This award compares to a target award level of 23% of base salary for his position.

Disclosed in columns (j), (k) and (l) of the above table is information specific to the award of stock options to the named executive officers on April 25, 2006. These awards were done as part of the annual option award process and were approved by the Board of Directors and granted at fair value, specifically the closing market price of the business day prior to the award. The amounts in column (l) represent the full grant date fair value of these awards determined pursuant to Statement 123R. These stock options are subject to a three-year step vesting schedule, and expire ten years from the date of award.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Roger Moyer, Jr.	10,833	0	0	$17.31	12/14/08	—	—	—	—
	6,258	0	0	$14.85	12/13/09
	9,385	0	0	$11.96	2/26/12
	12,580	0	0	$14.00	2/25/13
	31,250	0	0	$18.98	2/24/14
	28,125	0	0	$20.94	5/24/15
	0	27,500	0	$20.75	4/25/16
Tito L. Lima	12,500	0	0	$20.94	5/24/15	—	—	—	—
		6,000	0	$20.75	4/25/16
J. Bradley Scovill	16,016	0	0	$11.96	2/26/12	—	—	—	—
	16,407	0	0	$14.00	2/25/13
	16,407	0	0	$18.98	2/24/14
	15,625	0	0	$20.94	5/24/15
	0	13,500	0	$20.75	4/25/16
Thomas J. Sposito, II	2,356	0	0	$7.63	1/16/11	—	—	—	—
	7,495	0	0	$9.08	8/14/11
	11,705	0	0	$9.56	7/22/12
	10,741	0	0	$10.08	7/1/13
	3,879	0	0	$13.50	3/9/14
	6,875	0	0	$20.94	5/24/15
	0	6,000	0	$20.75	4/25/16
Chad M. Clabaugh	11,718	0	0	$14.00	2/25/13	—	—	—	—
	11,719	0	0	$18.98	2/24/14
	10,000	0	0	$20.94	5/24/15
	0	8,000	0	$20.75	4/25/16

The stock option awards disclosed in column (c) were awarded on April 25, 2006 and will vest over three years according to the following schedule:

•        April 25, 2007—33.33% vested

•        April 25, 2008—66.67% vested

•        April 25, 2009—100% vested

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
J. Roger Moyer, Jr.	—	—	—	—
Tito L. Lima	—	—	—	—
J. Bradley Scovill	—	—	—	—
Thomas J. Sposito, II	—	—	—	—
Chad M. Clabaugh	7,719	$69,879	—	—

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table discloses as of December 31, 2006 (except where otherwise indicated), the number of outstanding options, warrants and rights granted by Sterling to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A)
Equity Compensation Plans Approved by Shareholders
2005 Directors Stock Compensation Plan	0	N/A		104,092
1996 Stock Incentive Plan	1,529,331	$16.73		0
2006 Equity Compensation Plan	0	N/A	(1)	2,489,900	(1)
Equity Compensation Plans Not Approved by Shareholders	None	N/A		N/A
Totals	1,529,331	$16.73		2,593,992

(1)                                    On February 27, 2007, the Board of Directors awarded eight members of senior management a total of 10,100 shares of restricted stock at closing market price of $21.35.

1996 Stock Incentive Plan

During 2006, Sterling maintained the 1996 Stock Incentive Plan that was originally approved at the 1997 Annual Meeting, and which was amended and re-approved by the shareholders at the 2002 Annual Meeting. The purpose of the Stock Incentive Plan was to advance the development, growth and financial condition of Sterling and its subsidiaries by aligning the interests of our officers and employees with those of the shareholders, and to provide a compensation tool to assist in the attraction, motivation and retention of experienced and highly qualified employees. This plan expired by its terms on November 19, 2006.

2006 Equity Compensation Plan

On January 24, 2006, the Board of Directors adopted the 2006 Equity Compensation Plan, subject to shareholder approval, which was obtained at the 2006 annual meeting. The 2006 Plan is an omnibus stock incentive plan and replaces the 1996 Stock Incentive Plan. The 2006 Plan allows for grants of equity-based awards to our officers and employees (including persons employed by our subsidiaries) based upon the approval of the Management Development and Compensation Committee. The Board believes that by continuing to offer long-term, “performance-based compensation” through the 2006 Plan, the following key objectives will continue to be promoted: aligning the interests of officers and employees with those of the shareholders through increased ownership of Sterling; and attracting, motivating and retaining experienced and highly qualified employees who will contribute to Sterling’s financial success.

The Management Development and Compensation Committee, consisting solely of non-employee, independent Directors, administers the stock incentive plans. Key officers and other employees of Sterling and its subsidiaries, as determined by the Committee, are eligible to receive awards under the equity compensation plans. During 2006, Sterling granted 256,000 options under the 1996 Plan, and no options or other equity awards under the 2006 Equity Compensation Plan. There were 472,436 total outstanding options exercised during 2006. As of December 31, 2006, 2,500,000 shares were reserved for future grants under the 2006 Equity Compensation Plan. The 1996 Stock Incentive Plan expired on November 19, 2006.

401(k) Retirement Plan

Sterling Financial Corporation, including its subsidiaries, sponsors a 401(k) retirement plan for its employees. Eligible employees who have attained age 18 and have completed 30 days of employment may participate in the plan through salary deferral. To be eligible for the matching contribution and the discretionary profit sharing contributions, the employee must be age 18 and have completed one year of service and at least 1,000 hours.

Under the salary deferral feature of the plan, a participant may contribute from 1% to 20% of their compensation. Sterling makes matching contributions equal to 100% of the first 2% of the employee’s contributions, 50% on the next 2% and 25% on the next 4% of the employee’s contributions. Voluntary contributions to the plan are fully vested at all times, and employees may direct the investment of those contributions to any one or all of the sixteen funds available. Matching contributions are also fully vested and are invested based on the employee’s direction.

Effective January 1, 2007, the Management Development and Compensation Committee approved several changes to the 401(k) retirement plan to make it compliant with regulatory guidelines contained in the Pension Protection Act of 2006. These changes included a change in the vesting schedule for the discretionary profit sharing contributions from five years cliff vesting to three years cliff vesting. In addition, a change was made to allow participants to have the ability to immediately diversify discretionary profit sharing contributions from Sterling stock into any other fund or funds of their choosing. Previously, discretionary profit sharing contributions were required to remain invested in Sterling stock.

Under the discretionary profit sharing feature of the plan, additional contributions may be made to participant accounts each plan year in an amount determined by Sterling based on achieving certain performance objectives. The discretionary profit sharing contributions are paid entirely in Sterling common stock, but, as previously discussed, can immediately be diversified into other funds by the participant at their election. Total expense for the discretionary profit sharing contributions and employer matching contributions was $2,361,017 for the year ended December 31, 2006.

The number of shares owned as of December 31, 2006 in the Sterling 401(k) Retirement Plan totaled 1,417,354 with an approximate market value of $33,548,769.17. Dividends totaling approximately $773,996 were reinvested in additional shares of Sterling common stock.

Compensation Committee Interlocks and Insider Participation

The Management Development and Compensation Committee reviews and determines compensation arrangements for Sterling’s Chief Executive Officer and its other executive officers and administers the equity compensation plans. All members of the Management Development and Compensation Committee are independent directors.

During the time the member served on the Committee, no member of the Management Development and Compensation Committee was an officer or employee of Sterling or any of its subsidiaries during a three-year lookback period. No member of the Management Development and Compensation Committee had any relationship requiring disclosure by Sterling under the proxy rules promulgated under the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the Sterling executive officers identified in the Summary Compensation Table (the “Named Executive Officers”). As more fully described on the following pages, the Management Development and Compensation Committee of the Board (the “Committee”) makes all decisions for the total direct compensation—that is, the base salary, executive incentive plan and other bonus awards, stock options and restricted stock—of Sterling’s executive officers, including the Named Executive Officers. The Committee’s recommendations for the total direct compensation of Sterling’s Chief Executive Officer are subject to approval of the independent directors of the Board of Directors.

The Management Development and Compensation Committee

Makeup and Charter of the Committee

Sterling maintains a standing Management Development and Compensation Committee, referred to as the “Committee” hereinafter in this discussion. The Committee operates pursuant to a Committee charter (which is available on Sterling’s website at www.sterlingfi.com) that has been approved by the Board. The Board determined that each of the directors listed below, who served as members of the Committee during the year ended December 31, 2006, is independent according to the independence standards as set out in the applicable rules of the SEC and the corporate governance rules of the NASDAQ. The Committee has the authority to retain and compensate advisors that it deems necessary to fulfill its duties. The Committee met 10 times in 2006.

Members of the Committee

W. Garth Sprecher, Chairman

Joan R. Henderson

Terrence L. Hormel

William E. Miller, Jr.

John E. Stefan

The Committee’s Job

The Committee is charged with establishing, monitoring and overseeing Sterling’s compensation and benefit philosophies, programs and policies. The Committee has a special focus on the compensation policies and programs that pertain to the senior executives of Sterling, including the Chief Executive Officer. Annually, the Committee reviews and evaluates the performance of the Chief Executive Officer as it relates to his approved organizational performance goals and objectives. The Committee also administers the company’s equity compensation plan, in accordance with its terms, which is described later in this report. In addition, the Committee reviews and monitors the development and implementation of succession plans for the Chief Executive Officer and other key executives.

Process

Compensation decisions are designed to promote the fundamental business objectives and strategy of Sterling. The Committee oversees and reviews the compensation and awards to the Chief Executive Officer, the Chief Financial Officer and the other Named Executive Officers. The Committee provides recommendations to the Board pertaining to the compensation decisions for the Chief Executive Officer, which the independent directors of the Board have the responsibility to approve. The Committee reviews the performance and compensation of the Chief Executive Officer and, following discussions with, where it deems appropriate, an independent compensation consultant or other appropriate advisors, establishes recommendations for his compensation level. For the remaining executive officers, the Chief Executive Officer makes recommendations to the Committee for approval. With respect to equity compensation awarded to other employees, the Committee grants awards generally based upon the recommendation of the Chief Executive Officer and other senior managers.

The Committee Has Reviewed The Appropriateness Of Compensation

The Committee reviewed the amounts payable under each individual element of compensation as well as in the aggregate for each executive officer and concluded that the individual elements of, and total aggregate compensation, paid to each named executive officer were appropriate. Factors the Committee considered in analyzing the compensation include:

•       total compensation;

•       internal pay equity;

•       the executive’s performance;

•       the competitive environment for recruiting executive officers, and what relevant competitors pay; and

•       the strategy behind providing each element of compensation and the amounts targeted and delivered.

The Committee Engaged A Consulting Firm To Provide Outside Expertise

The Committee charter grants the Committee the sole and direct authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, or other experts or consultants, as it deems appropriate. To assist in establishing “targeted overall compensation”—i.e., the aggregate level of compensation that will be paid if performance goals are fully met—in 2006 the Committee engaged AON Consulting, a nationally recognized consulting firm, to perform a study of the compensation of the Chief Executive Officer and other Sterling executive team members and how it compares to compensation at companies within an established peer group, as well as comparisons to other published compensation surveys. Studies like this one cover in detail only those individuals for whom compensation information is disclosed publicly. As a result, these studies typically include only the five most highly compensated officers at each company. The overall results of this study provided the starting point for the Committee’s analysis.

Compensation Structure and Policies

Compensation Philosophy and Objectives

Sterling’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. Philosophically, we believe that executive compensation should be tied to company performance (and the contribution of those executives to that performance), should be competitive within the marketplace, and should remain reasonable and realistic. Accordingly, the objectives of Sterling’s compensation program are to provide compensation that is:

•       competitive from an external market perspective;

•       delivered within a “pay for performance” strategy that will motivate the individuals to achieve the strategic goals of the company; and

•       closely aligned with the interests of shareholders.

By pursuing these objectives, the organization believes it will realize its goal of attracting, motivating and retaining the highly talented individuals Sterling needs to design and deliver innovative products, services and solutions to our customers and to provide long-term value to our shareholders.

More specifics on our program objectives are as follows:

Market Competitiveness.   Sterling’s market-based pay platform, which defines market pay relative to specific jobs, emphasizes the commitment to provide employees with a pay opportunity that is externally competitive. Sterling benchmarks total direct compensation (base salary, annual cash bonus, and equity awards) against a relevant peer group of companies. Compensation is intended to be competitive relative to similar positions at companies of comparable size in our industry, providing the ability for Sterling to attract and retain employees with a broad, proven track record of performance. Sterling uses these peer groups because we share common industry issues and compete for the same executive talent. The Committee periodically assesses the relevancy of the companies within the peer group and makes changes when appropriate. For 2006, the peer group was comprised of a group of 21 financial institutions in the mid-Atlantic market with median total assets of $3.2 billion, listed below. In addition to benchmarking against the peer group, the Committee evaluates executive compensation by reviewing national and regional surveys that cover a broader group of companies. Our target level of cash compensation is at the 50th percentile of the market pay data, with the opportunity to earn above this level of compensation through the use of variable pay plans which provide higher reward for company performance above target levels.

Peer Group

City Holding Company	NBT Bancorp Inc.
Community Banks Inc.	Omega Financial Corp.
FNB Corp.	Provident Bancshares Corp.
First Commonwealth Financial	S&T Bancorp Inc.
First Financial Bancorp	Sandy Spring Bancorp Inc.
Fulton Financial Corp.	Sun Bancorp Inc.
Harleysville National Corp	Susquehanna Bancshares Inc.
Hudson Valley Holding Corp.	Univest Corp of PA
Independent Bank Corp.	Wesbanco Inc.
Interchange Financial Services	Yardville National Bancorp
National Penn Bancshares Inc.

Pay for Performance.   Sterling’s “pay for performance” strategy operates in a two-fold manner. First, within the market-based pay platform, the range of base salary applicable to each position (the “salary range”) is established. Within that salary range, the actual base salary paid to the individual will vary and is directly influenced by the individual’s job performance. Second, the variable components of compensation (annual cash bonus and equity awards) for most executives are directly related to the performance of both the organization and the individual. As either or both achieve higher levels of performance, the opportunity for more significant awards increases.

Aligned with Shareholder Interests.   Sterling believes the alignment of management interests and shareholder interests is imperative to drive the behaviors and results needed to build long term value. This linkage is achieved in two manners—first, within the long-term incentive plan, where annual stock option awards are delivered to key individuals in the organization. As we meet our long term objectives, which we believe drive organizational growth and value, there is a direct correlation to the value realized from the award. In addition, alignment is attained via the plan design of the short-term cash incentive plan. Much of the award opportunity within this plan (for our most senior executives, all of the award opportunity), is directly linked to achievement of those financial performance factors which we believe will most significantly impact long-term shareholder value.

Components of Our Executive Compensation Program

The following summarizes the three components of Sterling’s compensation program for executive officers.

•                     Base Salary

We believe that base pay is a critical element of executive compensation because it provides our senior management team with a base level of assured monthly income that reflects their position and accomplishments. We set base salaries for all executives at levels that are competitive with similar positions at other comparable companies, based on studies conducted annually. Market competitive base salaries enable us to have the ability to recruit and retain individuals with the necessary skills and abilities to grow our company. If, as a result of our annual review, we determine that a significant deviation from the market exists, appropriate base salary adjustments may be made.

Along with external market data, the position’s internal value to the organization is considered when setting base pay levels. Additionally, in determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, and internal pay equity. Individual executive performance is formally reviewed annually, and, if appropriate, merit adjustments are made to recognize outstanding individual performance.

•                     Annual Variable Pay

We designed the annual component of variable compensation (the Executive Annual Gain Sharing Plan)  to align executive officer pay with Sterling’s annual financial performance. At the beginning of each fiscal year, we establish the key performance measures that we believe require the focus of our leadership team and our employees in order to move the business forward and create value for our shareholders. We then define a funding range set around these key measures that will determine, based upon year-end performance, whether, and at what level, annual variable payments will be awarded to plan participants.

The payment of variable pay awards to each employee covered under the plan is tied to Sterling’s financial performance. For all participants other than the Chief Executive Officer, the Chief Revenue Officer, and the Chief Financial Officer, the calculation of the award is also influenced by their individual performance. In addition to assessing Sterling’s financial performance at the end of the year, management also evaluates individual performance, considering each executive’s results against his or her objectives. These objectives include not only financial targets, but also other important goals such as customer satisfaction, employee engagement, and operational performance. In addition, management assesses each executive in terms of leadership and managerial ability, business knowledge, execution of Sterling’s business plan and overall business strategy, and adherence to our values.

The 2006 Executive Annual Gain Sharing Plan is further described in the Grants of Plan-Based Awards table and accompanying narrative earlier in this document. In January 2007, the Committee and the Board approved the 2007 Executive Annual Gain Sharing Plan. For 2007, the primary criteria for payment is diluted earnings per share performance. The award determined by Sterling’s diluted earnings per share results may be adjusted, either increased or decreased, based upon the organization’s performance in two other financial factors—return on tangible equity, and efficiency ratio. The Chief Executive Officer, Chief Revenue Officer and Chief Financial Officer’s potential awards under the plan are 100% based upon these financial targets. The other executive officers’ award opportunity is weighted 70% on these financial measures, and 30% on individual performance measures. No gain sharing payments will be earned on the corporate financial goals unless Sterling’s financial results exceed the prior year’s continuing operations diluted earnings per share performance (subject to one-time adjustments at the discretion of the Committee), after accruing for such payments.

•                     Long-Term Incentives

We believe that equity-based compensation aligns the executive’s interests with those of our shareholders. Sterling maintains an equity plan which is the vehicle for providing long-term incentives to key individuals in our organization. The 1996 Sterling Stock Omnibus Plan was the plan under which all the 2006 awards (and prior year awards) were made. This plan expired on November 19, 2006. At the May 2, 2006 Annual Meeting, the shareholders approved the 2006 Sterling Equity Compensation Plan, which replaces the 1996 Plan. All 2007 and subsequent year awards will be made under the 2006 Plan. Both of these plans are omnibus plans, which allow for various forms of equity awards to be provided, including incentive and non-qualified stock options, restricted shares, and stock appreciation rights. This long-term equity component of compensation serves an important role in providing direct alignment of management and shareholder interests. In addition to providing a clear motivation to drive financial results that build shareholder value, these awards, because of the vesting criteria used, serve as a retention tool for key individuals in the organization. The long-term incentive component of our executive total compensation program has historically been provided in the form of stock option grants that vest over a three-year period and expire ten years from the date of the grant. It has been our practice to structure the awards in the form of incentive stock options (ISOs) to the extent allowable under the Internal Revenue Code, with any balance of the desired option award amount being delivered in the form of non-qualified stock options (NQSOs). Target grant guidelines are developed based on our market compensation surveys, Sterling’s overall financial performance and our corporate strategies pertaining to the appropriate compensation mix (how much compensation is targeted to be delivered in an equity award). Actual grants awarded to individuals are adjusted based on each person’s past individual performance, their importance to the organization for future contribution, and retention and other considerations.

Generally, stock options are awarded annually to the established participants in this program. Additionally, any employee outside of the established participant pool can be recommended for an award at this time, based upon their contributions to the organization. Occasionally, stock options are awarded off-cycle (outside of the annual award grant), most frequently for recruitment or retention purposes.

In 2006, the annual option award occurred on April 25, 2006, and all of the named executive officers received an award. This award was approved by the Board of Directors and was granted at fair value. The amounts of the awards were determined based upon Sterling’s and the executive’s performance, as well as the executive’s future importance to the organization. In addition, external factors, such as market trends for comparable positions in both the value of equity awards and their percentage of overall compensation, were considered in the decision process. The award for the Chief Financial Officer was a pro rated amount, due to the fact that he was hired in May of 2005, and had not been a part of the leadership team for a full year.

In the Summary Compensation Table, the values in the Option Awards column represent the compensation cost of these 2006 option awards that is recognized in Sterling’s financial statements for 2006. There is no cost value reflected in this column for option awards occurring in 2005 or earlier. This presentation is due to the fact that in 2005, the Committee took action on October 18 and also on December 1 to accelerate the vesting schedule of all stock options that were outstanding as of those dates. As a result of the Committee’s actions, approximately 722,000 stock options became fully vested. This action was taken to minimize the impact of

Statement of Financial Accounting Standards 123R on future expense beginning in 2006. Other than the acceleration of the vesting date, the terms and conditions of the stock option award agreements governing the underlying stock option grants remained unchanged.

On February 27, 2007, the Committee and the Board approved an award in the aggregate of 10,100 shares of restricted stock to eight executive officers, including all of the Named Executive Officers. The award, made under the Sterling 2006 Equity Compensation Plan, has a three year service-based cliff vesting requirement. The Committee made a strategic decision to begin to change the mix of equity compensation from strictly stock options, to a combination of restricted shares and stock options. The primary reason for this shift was to provide an additional avenue for stock ownership, in anticipation of recommended executive stock ownership levels which are expected to be implemented later in 2007.

Other Components of Compensation

Perquisites.   Sterling provides certain perquisites to various executive officers. These perquisites may include company-provided vehicles, initiation fees to country clubs or other social organizations, limited reimbursement for financial planning services, and payment of the expenses associated with the executive’s spouse occasionally accompanying him or her on business-related travel where appropriate. Sterling provides the applicable benefits because it believes that they serve to either enhance or facilitate the executive’s performance and focus on his or her job responsibilities. Sterling believes the perquisites provided to each named executive officer to be reasonable, both in relation to the value associated with the perquisites as well as consistency with customary industry practices in this area.

Retirement Plans.   Sterling maintains a 401(k) plan pursuant to which an employer match is provided as follows: Sterling makes matching contributions equal to 100% of the first 2% of the employee’s contributions, 50% on the next 2%, and 25% on the next 4% of the employee’s contributions, with a maximum match of 4% of compensation, if the employee contributes 8% or more of compensation to the plan. Sterling also may provide a discretionary profit sharing contribution to each eligible participant on an annual basis, the amount of which is determined based upon company performance.

Sterling also maintains a voluntary deferred compensation plan in which executive officers are eligible to participate and defer the receipt of cash compensation. This non-qualified plan includes a component of company contributions designed to “restore” the level of benefits lost to certain employees under the organization’s qualified contributory retirement plan because of Internal Revenue Code restrictions. This restoration component is designed to mirror the provisions of the qualified retirement plan available to all eligible Sterling employees. This plan component allows for the calculation of benefits on the portion of a participant’s salary that would not have been eligible under the 401(k) plan due to Internal Revenue Code limits.

Change in Control Benefits

Our employees have contributed to the growth of Sterling into the successful enterprise that it is today, and we believe that it is important to protect our key leaders in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential transactions that may be in the best interests of shareholders. Compared to the overall value of Sterling, these potential change in control benefits are relatively minor.

Although the philosophy behind change in control benefits has remained consistent, some of the agreements contain different definitions used in expressing benefits. As these agreements renew,

Sterling intends to update them to allow for more consistency in defined terms; however, the differences that do currently exist are fully disclosed below.

The cash components of the potential change in control benefits for the executives disclosed in the table below are paid lump-sum and are based upon a multiple of “Agreed Compensation” (defined as base salary plus the average of the annual bonuses for the last three years) as follows:

Multiple of “Agreed Compensation”
Chief Executive Officer	2.99 times
Chief Revenue Officer	2.99 times
Chief Financial Officer	2.5 times

The cash components of the change in control benefits for the executive disclosed in the table below are to be paid in either a lump-sum or in 30 equal monthly installments (at the executive’s election) and are based upon a multiple of “Base Amount” (defined as average annual compensation for the past five years) as follows:

Multiple of “Base Amount”
Senior Vice President—Personal Services	2.5 times

The cash components of the change in control benefits for the executive disclosed in the table below are to be paid in either a lump-sum or in 24 equal monthly installments (at the executive’s election) and are based upon a multiple of “Base Amount” (defined as average annual compensation for the three years immediately preceding the date of acquisition of the executive’s former organization by Sterling, which occurred on December 3, 2004) as follows:

Multiple of “Base Amount”
Chief Banking Officer	2.5 times

In the event of a change in control, we would also continue health and other insurance benefits for between one and three years and immediately vest all equity compensation. In addition, terminated employees would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) plan and voluntary deferred compensation plan, although those benefits would not be increased or accelerated. We believe that these levels of benefits are consistent with the general practice among our peers, although we have not conducted a formal study to confirm this conclusion.

Notwithstanding the preceding disclosures, each of the Change in Control agreements also contains a “gross down” provision, in that if any portion of the amounts payable to the executives is determined to be non-deductible pursuant to Section 280G of the Internal Revenue Code, Sterling is only required to pay to the executive the amount determined to be deductible under Section 280G. Therefore, the amounts in the table below have been adjusted accordingly.

Based upon a hypothetical termination date of December 31, 2006, the total change in control termination benefits for our named executive officers would have been as follows:

	Chief Executive Officer	Chief Financial Officer	Chief Revenue Officer	Chief Banking Officer	Senior Vice President— Personal Services
Total Change in Control Benefits	$1,135,920	$691,199	$905,039	$548,861	$689,512

For purposes of these benefits, a change in control is deemed to occur, in general, if (a) a shareholder or group of shareholders acquires 25% or more of the company’s common stock, or (b) an agreement providing for a sale of all or substantially all of the assets of the company is executed, or (c) during any two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute a majority thereof, or (d) any other change in control of the company similar in effect to any of the foregoing occurs.

Severance Benefits (Absent Change in Control)

We believe that companies should provide reasonable severance benefits to employees. These severance arrangements are intended to provide executives with a sense of security in making the commitment to dedicate his or her professional career to the success of our company. With respect to senior management, these severance benefits should reflect the fact that it may be difficult to find comparable employment within a short period of time.

A brief summary of the employment agreements currently in place for each of Sterling’s Named Executive Officers follows:

Employment Agreements

Summary of Messrs. Moyer and Scovill’s Employee Agreements

Messrs. Moyer and Scovill’s employment agreements contain an evergreen provision; unless previously terminated, or unless notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year, maintaining a three-year employment period. The agreements provide for termination with or without cause. If the agreement terminates for cause, the executive’s rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

•       A severance payment equal to two times agreed compensation or the agreed compensation otherwise due the executive for the remainder of the then existing employment period, whichever is greater;

•       Continuation of health and welfare benefits for the remainder of the then existing employment period or until the executive secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because the executive is no longer an employee, payment of an amount equal to the cost of the executive obtaining similar benefits; and

•       Continued participation in all retirement plans through the remaining term of the then existing agreement, or if the executive cannot continue to participate because he is no longer an employee, a lump sum cash payment equal to 25% for Mr. Scovill and 29% for Mr. Moyer of the payments to be received when the agreement is terminated without cause.

Under the agreement, the executive may resign for good reason. If he resigns for good reason, the agreement provides for:

•       Severance payment equal to the remaining balance of agreed compensation otherwise due to the executive for the remainder of the then existing employment period;

•       Continuation of health and welfare benefits for the remainder of the then existing employment period or until the executive secures substantially similar benefits through other employment, whichever occurs first, or if benefits cannot be continued because the executive is no longer an employee, payment of an amount equal to the cost of the executive obtaining similar benefits; and

•       Continued participation in all retirement plans through the remaining term of the then existing agreement, or if the executive cannot continue to participate because he is no longer an employee, a lump sum cash payment equal to 25% for Mr. Scovill and 29% for Mr. Moyer of the payments to be received when the executive resigns for good reason.

Summary of Mr. Lima’s Employment Agreement

In May 2005, Sterling entered into a three-year employment agreement with Tito L. Lima, engaging Mr. Lima as Sterling’s Chief Financial Officer, effective May 23, 2005.

The agreement contains an evergreen provision; unless previously terminated, or unless 60-day notice of intention not to renew is given by either party, the employment agreement renews for an additional year at the end of every contract year maintaining a one-year employment period. The agreement provides for termination with or without cause. If the agreement terminates for cause, all of Mr. Lima’s rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

•       A severance payment equal to two times agreed compensation; and

•       Continuation of health and welfare benefits for the remainder of the then existing employment period or until Mr. Lima secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because Mr. Lima is no longer an employee, payment of an amount equal to the cost of Mr. Lima obtaining similar benefits, or in lieu of continued health and welfare benefits and at the election of Mr. Lima, a one-time lump sum cash payment equal to 25% of the payments to be received when the agreement is terminated without cause.

Under the agreement, Mr. Lima may resign for good reason. If he resigns for good reason, the agreement provides for:

•       A severance payment equal to two times agreed compensation; and

•       Continuation of health and welfare benefits for the remainder of the then existing employment period or until Mr. Lima secures substantially similar benefits through other employment, whichever occurs first, or if health and welfare benefits cannot be continued because Mr. Lima is no longer an employee, payment of an amount equal to the cost of Mr. Lima obtaining similar benefits, or in lieu of continued health and welfare benefits and at the election of Mr. Lima, a one-time lump sum cash payment equal to 25% of the payments to be received when the agreement is terminated without cause.

Summary of Mr. Sposito’s Employment Agreement

In June 2004, Sterling entered into an employment agreement with Thomas J. Sposito, II, which was amended in December 2006, and which will remain in effect until January 2008.

The agreement provides for termination with or without cause. If the agreement terminates for cause, all of Mr. Sposito’s rights under the agreement cease on the effective date of the termination. If terminated without cause, the agreement provides for the following:

•       A severance payment equal to two times the “Base Amount” (defined as average annual compensation for the three years immediately preceding the date of acquisition of the executive’s former organization by Sterling, which occurred on December 3, 2004); and

•       Continuation of health and welfare benefits for one year, or if health and welfare benefits cannot be continued because Mr. Sposito is no longer an employee, payment of an amount equal to the cost of Mr. Sposito obtaining similar benefits.

Under the agreement, Mr. Sposito may resign for good reason. For purposes of this employment agreement only, “good reason” shall mean the executive’s resignation at any time before or on December 31, 2007 for any reason whatsoever. If he resigns for good reason before June 30, 2007, the agreement provides for:

•       A severance payment equal to two times the “Base Amount” (defined as average annual compensation for the three years immediately preceding the date of acquisition of the executive’s former organization by Sterling, which occurred December 3, 2004); and

•       Continuation of health and welfare benefits for one year, or if health and welfare benefits cannot be continued because Mr. Sposito is no longer an employee, payment of an amount equal to the cost of Mr. Sposito obtaining similar benefits.

If he resigns for good reason at any time between July 1, 2007 and December 31, 2007, the agreement provides for:

•       A severance payment equal to one year base salary at the then current rate.

At this time, Mr. Clabaugh does not have an employment agreement (other than the change in control agreement previously disclosed).

Although each individual employment agreement varies, in general, where the termination is without “cause” or the employee terminates employment for “good reason”, our employment agreements provide for benefits which include continuation of compensation for a period of time, and continuation of health and other insurance benefits for a period of time. In addition, a terminated employee is entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) plan, and voluntary deferred compensation plan, although those benefits are not increased or accelerated. We believe that this level of benefits is similar to the general practice among comparable companies in our industry, although we have not conducted a formal study to confirm this.

Notwithstanding the preceding disclosures, each of the employment agreements also contains a “gross down” provision, in that if any portion of the amounts payable to the executives is determined to be non-deductible pursuant to Section 280G of the Internal Revenue Code, Sterling is only required to pay to the executive the amount determined to be deductible under Section 280G. Therefore, the amounts in the table below have been adjusted accordingly.

Based upon a hypothetical termination date of December 31, 2006, the severance benefits for our Named Executive Officers would have been as follows:

	Chief Executive Officer	Chief Financial Officer	Chief Revenue Officer	Chief Banking Officer	Senior Vice President— Personal Services
Total Payments—Termination “without cause”	$1,135,920	$522,517	$905,039	$407,103	N/A
Total Payments—Resignation “with Good Reason”	$1,135,920	$375,147	$905,039	$407,103	N/A

The definition of “cause” varies slightly among the different employment agreements. For most, “cause” will be deemed to exist where the individual has been convicted of a felony or a crime involving moral turpitude, has stolen from the company, has been dishonest or unlawfully discriminatory in the performance of his duties , or, following a cure period, has been grossly negligent or has willfully failed to perform his responsibilities. “Good reason” generally will exist where an employee’s position, duties and responsibilities, or compensation has been decreased (other than as part of a company-wide compensation reduction due to a national financial depression or national or bank emergency) or where the employee has been required to relocate.

The Committee’s Compensation Decisions

In March 2006, the Committee and the Board reviewed Mr. Moyer’s performance relative to his 2005 performance goals for the purpose of determining his 2006 base pay level. In addition, the Committee reviewed the market analysis conducted by AON Consulting, the independent compensation consultant retained by the Committee for this purpose. At that time, a 2006 base salary of $425,000 (retroactive to January 1, 2006) was recommended by the Committee and approved by the Board. While the Committee weighed all of the available information, the final recommendation on base salary was most significantly influenced by the market pay analysis for the Chief Executive Officer position, which showed Mr. Moyer to be noticeably below peer levels. Mr. Moyer’s base salary of $425,000 for 2006 represented an increase of $35,000, or 9%, from his base compensation in 2005. Beyond the market analysis, the performance goals and related achievements upon which the 2006 compensation decisions were also based were:

•       The financial results of Sterling for 2005 in the areas of earnings per share, return on equity, efficiency ratio, and net income; and

•       The CEO’s accomplishments in leading and managing Sterling’s executive and senior leadership teams, including Mr. Moyer’s ability to: act as a role model for ethics and integrity; lead management succession planning; challenge the organization to exceed expected outcomes and results; make decisive and timely daily decisions and to make long-term strategic decisions that create competitive advantage; and be effective overall as a leader.

Mr. Moyer’s compensation for 2006, as set forth in the Summary Compensation Table, was determined in accordance with the foregoing and approved by the Committee together with all other independent members of the Board.

With respect to Sterling’s other named executive officers, the Chief Executive Officer is responsible for evaluating their performance and recommending base salary increases to the Committee for its review and approval. Along with the recommendations of the Chief Executive Officer, the Committee also reviewed the market data for these positions presented by AON Consulting, the Committee’s independent compensation consultant. In 2006, all such proposed base salary increases were approved as recommended.

Section 162(m) of the Internal Revenue Code disallows the deductibility by Sterling of any compensation over $1 million per year paid to each of the chief executive officer and the other four most highly compensated executive officers, unless certain criteria are satisfied. No executive officer of Sterling received compensation in excess of such amount.

Stock Option Grant Practices

Historically, the organization’s practice has been to award stock options once per year to the established participants in this program. Additionally, any employee outside of the established participant pool can be recommended for an award at this time, based upon their contributions to the organization. Over the years, the timing of these annual awards has changed to meet the changing strategies and philosophies of the organization. Occasionally, stock options are awarded off-cycle (outside of the annual award grant). This occurs most frequently in the form of sign-on awards to new employees to enhance the recruitment effort.

During 2006, the Committee adopted the following guidelines with respect to stock option award practices:

•       Stock option awards will be made in recognition of prior year corporate and individual performance and achievement, and in recognition of the individual’s long-term potential in the organization;

•       The award will be made at a time of the year intended to avoid any financial or other corporate news release that could have an impact on the stock price;

•       The awards will be recommended, discussed and approved at the Committee meeting. Upon approval, the awards will be dated for that day (the day of the meeting) and the option price used for the awards will be the closing price of that day;

•       On occasion, there may be a need to grant off-cycle option awards. At the appropriate Committee meeting, these awards will be discussed, approved, and granted following the same administrative procedures outlined above;

•       Under no circumstances will any option award be dated prior to the actual Committee approval; and

•       The Committee will maintain detailed minutes of its intentions and actions in the area of stock option awards. If the Committee determines that these procedures need to be amended, a written account of the amendments and the underlying strategic reasons for the amendments will be attached to the policy.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors hereby furnishes the following report to the shareholders of Sterling in accordance with the rules adopted by the Securities and Exchange Commission.

The Management Development and Compensation Committee states that it has reviewed and discussed with management, the company’s Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Management Development and Compensation Committee.

Management Development and Compensation Committee
W. Garth Sprecher, Chairman
Joan R. Henderson
Terrence L. Hormel
William E. Miller, Jr.
John E. Stefan

AUDIT COMMITEE REPORT

The information under this heading “Audit Committee Report” is furnished and does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Sterling specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors is comprised of directors who meet both the NASDAQ and SEC standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, which was revised and approved in January 2007 and which is posted on Sterling’s website at www.sterlingfi.com.

The Audit Committee met with management periodically during the year to consider the adequacy of Sterling’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with Sterling’s independent auditors and with the appropriate financial personnel and internal auditors of Sterling. The Audit Committee also discussed with Sterling’s senior management and independent auditors the process used for certifications by Sterling’s Chief Executive Officer and Chief Financial Officer, which are required for Sterling’s filings with the Securities and Exchange Commission. Beginning in the third quarter of 2005, the Audit Committee Financial Experts met with management as part of the month and quarter-end review process to better assess management’s disclosure procedures. Also, beginning in the third quarter of 2005, the Audit Committee Financial Experts met with the Chief Financial Officer, Chief Accounting Officer, and General Counsel to review Sterling’s Forms 10-K and 10-Q prior to the entire Audit Committee’s review of such forms.

The Audit Committee met privately with both the independent auditors and the internal auditors, as well as with the Chief Financial Officer and other finance and other personnel of Sterling on a number of occasions. All of these individuals have unrestricted access to the Audit Committee.

The Audit Committee recommended Ernst & Young LLP as the independent auditors for Sterling after reviewing the firm’s performance and independence from management.

Management has primary responsibility for Sterling’s financial statements and the overall reporting process, including Sterling’s system of internal controls.

The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Sterling in conformity with accounting principles generally accepted in the United States and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Ernst & Young LLP, Sterling’s audited financial statements and met separately with both management and Ernst & Young LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Ernst & Young LLP has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Sterling. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitors auditor independence, reviewed audit and non-audit services performed by Ernst & Young LLP and discussed with the auditors their independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder ratification, the appointment of Ernst & Young LLP as Sterling’s independent auditors for 2007.

Audit Committee

Richard H. Albright, Jr., Chairman

Michael A. Carenzo

Anthony D. Chivinski

Howard E. Groff, Jr.

William E. Miller, Jr.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent auditors for the examination of its financial statements for the fiscal year ending December 31, 2007. Ernst & Young LLP served as Sterling’s certified public auditors for the year ended December 31, 2006.

Ernst & Young LLP has advised us that neither the firm nor any of its associates has any relationship with Sterling or its subsidiaries other than the usual relationship that exists between independent certified public auditors and clients.

We expect a representative of Ernst & Young LLP to be present at the annual meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

In the event that the shareholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Sterling and its shareholders.

RECOMMENDATION OF THE BOARD

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as Sterling’s independent auditors.

Audit and Non-Audit Fees

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

	Year Ended December 31,
	2006	2005
Audit fees	$761,500	$818,300
Audit related fees	—	—
Tax fees	88,000	104,500
All other fees	1,500	—

Audit fees include services associated with the annual audit, including the audit of the effectiveness  of internal control over financial reporting, the reviews of the corporation’s quarterly reports on Form 10-Q, accounting consultation and testing relating to goodwill impairment and the disposition of the corporation’s insurance operations and review and consent of documents filed with the SEC.

Tax fees include tax compliance and tax planning.

All other fees include fees for on-line accounting research tools.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approved all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide sufficient documentation at the time of approval.

The Audit Committee considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

OTHER BUSINESS

The Board of Directors and Management know of no matters to be presented at the meeting other than those set forth in this Proxy Statement. Sterling was not notified, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, of any other business matters or proposals to be presented. However, if any other business is properly brought before the meeting or any adjournment of the meeting, the proxy holders will vote the shares in accordance with the recommendations of the Board of Directors.

By Order of the Board of Directors,

Corporate Secretary

STERLING FINANCIAL CORPORATION
101 North Pointe Boulevard, Lancaster, Pennsylvania 17601

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Darwin Mowery and Pauline Shurr, and each or any of them, as proxies, with full power of substitution, to represent and vote, all of the shares of STERLING FINANCIAL CORPORATION common stock held of record by the undersigned on February 28, 2007, at the Annual Meeting of Shareholders to be held at the Lancaster Host Resort & Conference Center, 2300 Lincoln Highway, Lancaster, Pennsylvania, on Tuesday, May 8, 2007, at 9:00 a.m. prevailing time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on the reverse side of this card.

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Nominees listed in Proposal 1and FOR Proposal 2.

This proxy also confers authority on the proxy holders as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting, but if any other business is properly brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of Sterling Financial Corporation.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 2, 2007, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRSENTED AT THE MEETING. PLEASE SIGN, DATE AND RTURN THIS PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AND MAY BE WITHDRAWN IF YOU ELECT TO ATTEND THE MEETING, GIVE WRITTEN NOTIFICATION TO THE SECRETARY OF STERLING FINANCIAL CORPORATION, AND VOTE IN PERSON.

(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSAL 2

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

1. Election of Class of 2010 Directors to serve for a three year term:

☐	FOR ALL NOMINEES
NOMINEES
☐	WITHHOLD AUTHORITY	o	Richard H. Albright, Jr.
	FOR ALL NOMINEES	o	Howard E. Groff, Jr.
		o	William E. Miller, Jr.
☐	FOR ALL EXCEPT	o	John E. Stefan
	(See instructions below)	o	Glenn R. Walz

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:	o

2. Ratification of the appointment of Ernst & Young LLP as Sterling Financial Corporation’s independent auditors for the year ending December 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

New Address:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

Dated:

Signature

Signature (if held jointly)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

STERLING FINANCIAL CORPORATION

May 8, 2007

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the
envelope provided as soon as possible.	COMPANY NUMBER
—OR—
TELEPHONE—Call toll-free 1-800-PROXIES
From	ACCOUNT NUMBER
Any touch-tone telephone and follow the instructions.
Have your control number and proxy card	CONTROL NUMBER
available when you call.
—OR—
INTERNET—Access www.voteproxy.com
and follow the on-screen instructions. Have your
control number available when you access the web page.

Please detach and mail in the envelope provided if you are not voting via telephone or the Internet.